UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by Registrant ☑
Filed by Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NBT Bancorp Inc.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

2025 Proxy Statement and Notice of Annual Meeting of Stockholders

NBT BANCORP

Notice of 2025 Annual Meeting of Stockholders
NBT Bancorp Inc. (“NBT” or “the Company”) will hold an annual meeting of stockholders on May 20, 2025 at 10:00 a.m. EDT (the “Annual Meeting”). You can attend the 2025 Annual Meeting online and vote your shares electronically. The Annual Meeting will be virtual and conducted through the online means described below.
The Annual Meeting is being held for the following purposes:
1.	To elect the eleven director nominees named in the proxy statement, each for a one-year term (Proposal 1);
2.
To approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and other related tables and narrative discussion (“Say-on-Pay”) (Proposal 2);

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 3); and
4.	To transact such other business as may properly come before the Annual Meeting.
We have fixed the close of business on March 24, 2025 as the record date for determining those stockholders of NBT entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. Only holders of record of NBT common stock at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors of
NBT Bancorp Inc.
/s/ Martin A. Dietrich
Martin A. Dietrich
Chairman of the Board of Directors
Norwich, New York
April 7, 2025
Important Notice regarding the Internet availability of Proxy Materials for the Annual Meeting to be held on May 20, 2025 – The proxy statement and 2024 Annual Report are available free of charge at www.nbtbancorp.com/bn/annual-reports.html. Your vote is very important. We urge all stockholders to vote on the matters listed above and described in the proxy statement as soon as possible, whether or not they plan to attend the virtual Annual Meeting.

Proxy Statement
Annual Meeting of Stockholders
May 20, 2025
This proxy statement and accompanying proxy card are furnished to the stockholders of NBT Bancorp Inc. (“NBT” or the “Company”) in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) to be used at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement, together with the enclosed proxy card, is being provided to stockholders on or about April 7, 2025.
Annual Meeting Will Be Virtual
NBT will host a virtual Annual Meeting. You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/NBTB2025 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted on www.virtualshareholdermeeting.com/NBTB2025. You will be able to vote your shares by following the instructions on the website. You may visit www.proxyvote.com at any time prior to the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and to access information about the Company.
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet or WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.
What Will Be Voted on at the Annual Meeting
At our Annual Meeting, our stockholders will be asked to consider and vote upon the following proposals:
•	To elect the eleven director nominees named in the proxy statement, each for a one-year term (Proposal 1);
•
To approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and other related tables and narrative discussion (“Say-on-Pay”) (Proposal 2);

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 3); and
•	To transact such other business as may properly come before the Annual Meeting.
We may take action on the above matters at our Annual Meeting on May 20, 2025, or on any later date to which the Annual Meeting is postponed or adjourned.
We are unaware of other matters to be voted on at our Annual Meeting. If other matters do properly come before our Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies, we intend that the persons named in this proxy will vote the shares represented by the proxies on such matters as determined by a majority of our Board.
Stockholders Entitled to Vote
We have set March 24, 2025 as the record date to determine which of our stockholders will be entitled to vote at our Annual Meeting. Only those stockholders who held their shares of record as of the close of business on that date will be entitled to receive notice of and to vote at our Annual Meeting. As of March 24, 2025, there were 47,255,370 outstanding shares of our common stock held by holders of record. Each of our stockholders on the record date is entitled to one vote per share.

1

Proxy Statement

Quorum Requirement
The presence of at least a majority of the total number of issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non- votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.
Vote Required to Approve the Proposals
Assuming the presence of a quorum at the Annual Meeting, the voting requirements for the matters presented are as follows:
•	For a nominee to be elected as a director, more votes must be cast FOR the nominee than AGAINST (Proposal 1).
•
The affirmative vote of a majority of the outstanding shares of our common stock which are present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to approve the Say-on-Pay Proposal (Proposal 2) and to ratify the appointment of our independent registered public accounting firm (Proposal 3).

Our Board urges our stockholders to vote via the Internet, by telephone or by completing, dating and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope.
Effect of Abstentions and Broker Non-Votes
If you abstain from voting on any of the proposals, you will still be considered present at the virtual Annual Meeting for purposes of determining a quorum. Abstentions will have no effect on the outcome of the election of directors. For the purpose of the Say-on-Pay Proposal and the ratification of the appointment of our independent registered public accounting firm, abstentions will have the effect of a vote against the proposal.
Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Brokers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self- regulatory organizations of which the brokers are members, sign and submit proxies for such shares and may vote such shares on “routine” matters. Proposals 1 and 2 are considered “non-routine” and Proposal 3 is considered “routine” under the applicable rules. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting and will therefore have no effect on the outcome of the voting on any matter presented at the Annual Meeting.
Voting Your Shares
Our Board is soliciting proxies from our stockholders. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions.
If you are a stockholder and vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the named persons will vote the shares represented by your proxy:
•	FOR electing the eleven persons nominated by our Board as directors (Proposal 1);
•	FOR approving on a non-binding, advisory basis, the compensation of the Company’s named executive officers (Proposal 2); and
•	FOR ratifying the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 3).
If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy or such matters as determined by a majority of the board of directors.

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Proxy Statement

If you are a stockholder whose shares are registered in your name, you may vote your shares by using one of the following methods:
Via the Internet. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock electronically via the Internet. Internet voting procedures are designed to authenticate stockholders by using the individual control number on your proxy card. If you vote via the Internet, you do not need to return your proxy card.
•
Before the Meeting – Go to www.proxyvote.com. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on May 19, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2025 for shares held in a Plan.

•	During the Meeting – Go to www.virtualshareholdermeeting.com/NBTB2025
Mail. To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.
Telephone. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock by telephone by dialing the toll-free telephone number 1-800-690-6903. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on May 19, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2025 for shares held in a Plan. Telephone voting procedures are designed to authenticate stockholders by using the individual control number on your proxy card. If you vote by telephone, you do not need to return your proxy card.
If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the telephone or via the Internet.
Changing Your Vote
Any NBT stockholder of record giving a proxy may revoke the proxy in one or more of the following ways:
•	Delivering a written notice of revocation to the Corporate Secretary of NBT bearing a later date than the proxy;
•	Submitting a later-dated proxy by mail, telephone or via the Internet; or
•	Voting during the meeting via the Internet at www.virtualshareholdermeeting.com/NBTB2025
You must send any written notice of revocation or subsequent proxy to NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: M. Randolph Sparks, Corporate Secretary. Any later-dated proxy submitted by telephone or via the Internet must be submitted prior to 11:59 p.m. Eastern Time on May 19, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2025 for shares held in a Plan.
If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.
Solicitation of Proxies and Costs
We will bear our own costs of soliciting proxies. We will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to owners of shares of our common stock held in their names. In addition to the solicitation of proxies by use of the mail, we may solicit proxies from our stockholders by directors, officers and employees acting on our behalf in person or by telephone, facsimile or other appropriate means of communications. We will not pay any additional compensation, except for reimbursement of reasonable out-of-pocket expenses, to our directors, officers and employees in connection with the solicitation. You may direct any questions or requests for assistance regarding this proxy statement to M. Randolph Sparks, Corporate Secretary, by telephone at (607) 337-6141 or by email at rsparks@nbtbank.com.
Annual Report
A copy of our 2024 Annual Report accompanies this Proxy Statement. NBT is required to file an annual report on Form 10-K for its 2024 fiscal year with the U.S. Securities and Exchange Commission (“SEC”). Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to: NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: M. Randolph Sparks, Corporate Secretary. Our annual report on Form 10-K is available on our website www.nbtbancorp.com.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY TELEPHONE, VIA THE INTERNET USING THE INTERNET ADDRESS ON YOUR PROXY CARD, OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE- PAID ENVELOPE.

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Certain Terms
Certain terms that we use in the accompanying Proxy Statement have particular meanings, as set forth below.

Term	Meaning
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CIC	Change in Control
EMT	Executive Management Team
EPS	Earnings per share
FTE	Fully taxable equivalent
GAAP	Generally accepted accounting principles
LTI	Long-term incentive
NEO	Named Executive Officer
NIM	Net interest margin
NPA	Nonperforming assets
ROAA	Return on average assets
ROATCE	Return on average tangible common equity
Salisbury	Salisbury Bancorp, Inc.
STI	Short-term incentive
TSR	Total shareholder return

4

5

PROPOSAL 1: Election of Directors

PROPOSAL 1: Election of Directors
The Company elects all directors annually. Therefore, all eleven directors are standing for election at the 2025 Annual Meeting.
The persons named in the enclosed proxy intend to vote the shares of our common stock represented by each proxy properly executed and returned to us FOR the election of the aforementioned nominees as directors, but if the nominees should be unable to serve, they will vote such proxies for those substitute nominees as our Board shall designate to replace those nominees who are unable to serve. Our Board currently believes that each nominee will stand for election and will serve if elected as a director. Assuming the presence of a quorum at the Annual Meeting, in order for each of the eleven director nominees to be elected, more votes must be cast FOR the director nominee than AGAINST (Proposal 1). A director who fails to receive more votes FOR his or her election than AGAINST will tender his or her resignation to the Board of Directors for consideration, and our Nominating and Corporate Governance Committee will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will consider the recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results.
Information as to Nominees
Information regarding the nominees is provided below. Each biography contains information regarding each person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that such person should serve as a director at the time of filing of this proxy statement. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each director’s biography is as of December 31, 2024. There are no family relationships among the directors or executives. All nominees are or will also become members of the board of directors of NBT Bank, N.A. (“NBT Bank”).
Directors Retiring in 2025

Lowell A. Seifter

Lowell A. Seifter, 72, will retire as a director upon the expiration of his term at the 2025 Annual Meeting. Seifter has been a director of NBT and NBT Bank since 2013. Seifter was previously the General Counsel of St. Joseph’s Hospital Health Center and Senior Counsel of Trinity Health. NBT’s Board of Directors is appreciative of Seifter’s leadership, wise counsel and commitment to NBT.

Jack H. Webb

Jack H. Webb, 72, will retire as a director upon the expiration of his term at the 2025 Annual Meeting. Webb was the Chairman and Chief Executive Officer of Alliance Financial Corporation from January 2002 until March 2013 when the company merged with NBT. In March 2013, Webb became a director of NBT and NBT Bank. He is the Chairman of the Board of Managers for Dolphin Green & Gold Fund which is part of the Madden School of Business at Lemoyne College. NBT’s Board of Directors is grateful for Webb’s years of service and dedication to NBT and the banking industry.

6

PROPOSAL 1: Election of Directors

Board Nominees for 2025

Age: 69 Director Since: 2005 Chair Since: 2016 Committees Risk Management
Martin A. Dietrich

Martin A. Dietrich, 69, served as the President of the Company from 2004 to 2016, Chief Executive Officer of the Company from 2006 through 2016 and President and CEO of NBT Bank from 2004 through 2016. Prior to that, Dietrich was President and Chief Operating Officer of NBT Bank from September 1999 to December 2003. He has served as Chair of the NBT and NBT Bank Boards since May 2016. Dietrich has been a director of NBT Bank since 2003, and of NBT since 2005. He is a director of Preferred Mutual Insurance Company, and Norwich Building Tomorrow Foundation, Inc., and was previously a director of the New York Bankers Association. Dietrich’s past leadership as President and Chief Executive Officer of NBT and NBT Bank provides him with thorough knowledge of the Company’s opportunities, challenges and operations.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

Age: 66 Director Since: 2016 Committees Risk Management
John H. Watt, Jr.

John H. Watt, Jr., 66, was President and Chief Executive Officer of the Company from 2016 to May 2024. Watt was previously an Executive Vice President of the Company and President of NBT Bank. He joined the Company and NBT Bank in 2014 and became a member of the Company’s executive management team in 2015. Watt provided executive leadership for key functions, including commercial and consumer lending, credit administration and marketing. Watt became a director of NBT and NBT Bank in December 2016. Watt has over thirty-five years of experience in the financial services industry. Prior to joining the Company, he was executive vice president of commercial banking, investment management and bank operations at Alliance Bank, N.A. He was also a member of the board of directors for Alliance Bank and Alliance Financial Corporation, which merged with the Company in 2013. Previously, he was employed by JP Morgan Chase and its predecessors. Watt is a director of On Point for College in Syracuse, NY. He previously served on numerous community- oriented boards in upstate New York, most recently on the finance committee of the Foundation of The Episcopal Diocese of Central New York, the finance committee of the Allyn Foundation, treasurer of the St. James Episcopal Foundation and as a member of the Board of Directors of the United Way of Mid Rural New York. He is a graduate of Rutgers University with a bachelor’s degree in political science and earned his Juris Doctor from the National Law Center at George Washington University. Watt’s past experience including as President and CEO of NBT and NBT Bank provides him with thorough knowledge of the Company’s opportunities, challenges and operations.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

7

PROPOSAL 1: Election of Directors

Age: 60 Director Since: 2024 Committees Risk Management
Scott A. Kingsley

Scott A. Kingsley, 60, joined NBT in 2021 as Executive Vice President and Chief Financial Officer. In May 2024, he became President and Chief Executive Officer of NBT and was elected to its Board of Directors. He has more than 35 years of experience, including 16 years as a member of the management team at Community Bank System, Inc., where he served as Chief Operating Officer and, prior to that, as Chief Financial Officer. Kingsley started his career with PricewaterhouseCoopers, LLP before joining the Carlisle Companies, Inc., a publicly traded global manufacturer and distributor, where he served in financial and operational leadership roles. A Certified Public Accountant, Kingsley earned his bachelor’s degree in accounting at Clarkson University. Kingsley serves on the Board of Directors of New York Central Mutual Insurance (NYCM), headquartered in Edmeston, NY. He is also a member of the NYCM Audit Committee. In addition, Kingsley was recently named to the Board of Trustees (and Audit Committee) of Clarkson University in Potsdam, NY.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

Age: 48 Director Since: 2020 Committees Audit Nominating and Corporate Governance
Johanna R. Ames

Johanna R. Ames, 48, was appointed to the NBT and NBT Bank boards in September 2020. She served as President of Ames Linen Service, a woman-owned textile rental company, from 2007 to 2023 and continues to own an operating division of the corporation. As an investor, she serves as an Operations Executive for ImageFirst Healthcare Linen Services. Ames served on NBT Bank’s Southern Tier Advisory Board from 2016 to 2020. Ames is also on the Boards of Directors for Guthrie Healthcare System, Inc. and the Excellus Central New York Regional Advisory Board. Ames is the immediate past chair of the Cortland College Foundation Board of Directors and is a member of the Colgate University Alumni Council. Ames’ experience as a business owner in NBT’s market area provides the Board with insight into the needs of NBT’s customers, and she is well suited to advise NBT with its challenges, opportunities and operations.

Skills and Qualifications:
Accounting/Finance, Regulatory, CEO, Human Resources, Risk Management, Non-profit, Corporate Board

Age: 57 Director Since: 2021 Committees Audit Compensation and Benefits
J. David Brown

J. David Brown, 57, has been employed by the Capital District YMCA in Albany, New York since 1993, and has been its President & CEO since 2007. Brown has previously served as a Director of the Saratoga National Bank and the NBT Bank Capital District Advisory Board. Brown was a member of the Siena College Board of Trustees, Governor’s Regional Economic Council and the Diversity & Inclusion Council for the YMCA of the USA. His awards and recognitions include the Director of the Year from the Association of YMCA Professionals, NYS Governor’s African American Community Distinction, 40 Elite Alumni Honoree and 40 Under Forty Honoree by the Capital District Business Review. His strong executive experience in the non-profit sector and knowledge of NBT’s Capital Region market make Brown a valuable addition to the Board.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

8

PROPOSAL 1: Election of Directors

Age: 65 Director Since: 2023 Committees Risk Management
Richard J. Cantele, Jr.

Richard J. Cantele, Jr., 65, was appointed to the NBT Board upon Salisbury Bank’s merger with NBT in 2023. He was previously the Executive Vice President, Strategic Integration at NBT. Cantele has over 40 years of experience in banking, having joined Salisbury Bank and Trust Company in 1981. Cantele served as an executive officer of Salisbury beginning in 2001 and as an executive officer of Salisbury Bank and Trust Company beginning in 1989. He subsequently became President and Chief Operating Officer of both entities in 2005 and was named President and CEO in 2009, where he served until Salisbury’s merger with NBT in 2023. Cantele was appointed to the NBT Board upon Salisbury’s merger with NBT in 2023. Cantele earned his bachelor's degree in finance from Fairfield University and is a graduate of the Stonier Graduate School of Banking. Active in the community, Cantele became a Director of Sharon Hospital in 2017 and Chairman of the Sharon Hospital Board in 2020.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

Age: 62 Director Since: 2011 Committees Compensation and Benefits (Chair) Risk Management
Timothy E. Delaney

Timothy E. Delaney, 62, is the President of the Wesson Group LLC., a position he has held since 2014. Delaney is Founder and former President of The Delaney Group, Inc. and is a former Executive Vice President of its successor company, Tetra Tech Construction, Inc. and former President of Tetra Tech Canada Construction. Together, these companies make up the North American Renewable Construction division of Tetra Tech, Inc. (Nasdaq: TTEK), and have been principally engaged in energy-related, heavy civil engineering and construction since 1982. Delaney has been a director of NBT since January 2011 and has been a director of NBT Bank since 2006. He currently serves as Chair of NBT’s Compensation and Benefits Committee. Delaney’s experience as a business owner in NBT’s market area and experience as an NBT Bank director provides the Board with insight into the needs of NBT’s customers, executive management experience and insight into NBT’s challenges, opportunities and operations.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Banking, CEO, Human Resources, Risk Management, Non-profit, Corporate Board

Age: 55 Director Since: 2022 Committees Audit Compensation and Benefits Risk Management
Heidi M. Hoeller

Heidi M. Hoeller, 55, is a retired partner of PricewaterhouseCoopers LLP (“PwC”) with over 25 years of experience as a leader in audit and financial services. Hoeller held numerous positions at PwC from November 1993 until her retirement in June 2019. She spent most of her career in the Northeast, where she served as audit partner on a diverse portfolio of clients within the insurance sector. Prior to her retirement, she was a financial services partner in PwC’s National Quality Organization. She is a director of Preferred Mutual Insurance Company, Vice Chair of the Utica University Board of Trustees, a member of the American Institute of Certified Public Accountants and a CPA licensed in New York. Hoeller was appointed to the NBT and NBT Bank Boards in January 2022.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, Human Resources, Risk Management, Non-profit, Corporate Board, Public Company Board

9

PROPOSAL 1: Election of Directors

Age: 68 Director Since: 2016 Committees Audit Nominating and Corporate Governance
Andrew S. Kowalczyk III

Andrew S. Kowalczyk III, 68, is an attorney and partner at Kowalczyk Law Firm, LLP in Utica, New York. His practice focuses on banking, business, corporate and real estate law. He was admitted to the New York State Bar in 1983. Kowalczyk is a graduate of St. Lawrence University and Albany Law School. He is a member of the Oneida County Bar Association, the New York State Bar Association and the American Bar Association. He served on the NBT Bank Advisory Board from 2006 through 2010. He was appointed to NBT Bank’s board in October 2010 and NBT’s board in May 2016. He is a member of the board of directors of Mohawk Valley Health System (“MVHS”), a not-for-profit hospital corporation. Kowalczyk participates as a board member and is a member of the audit, investment and pension and governance committees of MVHS. Kowalczyk brings leadership experience, legal technical expertise and Utica and Mohawk Valley area market knowledge.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, Human Resources, Risk Management, Non-profit, Corporate Board

Age: 68 Director Since: 2016 Committees Audit Nominating and Corporate Governance (Chair)
V. Daniel Robinson II

V. Daniel Robinson II, 68, has served on the Board of Directors of New York Central Mutual Fire Insurance Company (“NYCM”) since 1986, and is currently its Chairman of the Board. From 1993 to 1999 he was President and Chief Operating Officer of NYCM, then was President and Chief Executive Officer from 2002 to 2022. Formerly the President and Chief Executive Officer of automobile insurer A. Central Insurance Company, a subsidiary of NYCM, from 2002 to 2022, Robinson is now its Chairman of the Board. He has been a director of A.F. Stager Independent Adjustors since 1991 and was its President from 2018 through February 2022. Robinson is currently Vice Chair of the Basset Health Care Network board of directors. He was a member of the Excellus BlueCross BlueShield Utica Regional Advisory Board from 2014 to 2022. Robinson served on the Board of A. O. Fox Hospital, an affiliate association with Bassett Health Care Network, from 2012 to 2016. Robinson earned his bachelor’s degree in marketing from St. Bonaventure University. He was appointed to NBT Bank’s board in March 2008 and NBT’s board in May 2016. Robinson provides executive leadership experience and knowledge of NBT’s Central New York market.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

10

PROPOSAL 1: Election of Directors

Age: 69 Director Since: 2016 Committees Audit Compensation and Benefits Nominating and Corporate Governance Risk Management (Chair)
Matthew J. Salanger

Matthew J. Salanger, 69, was the longest-serving President and Chief Executive Officer of United Health Services, Inc. (“UHS”), having held the position from 2007 to 2017. He also served as President and Chief Executive Officer for UHS Hospitals, including UHS Binghamton General Hospital and UHS Wilson Medical Center from 1994 to 2017. Upon his retirement as President and Chief Executive Officer he continued to provide strategic, part-time guidance to UHS as Senior Strategic Advisor from 2018 to 2022. He is a member of the UHS, Inc. and UHS Hospitals Boards and Executive Committees, as well as board chair of the Southern New York Indemnity Liability Company. Salanger is a Fellow of the American College of Healthcare Executives, is licensed as a NYS nursing home administrator, was a member of the Binghamton University Council (2009-2023) and completed an appointment by former New York State Governor Paterson on the State’s Board of Examiners of Nursing Home Administrators. He earned a Bachelor of Arts degree at the University at Albany/SUNY and a master’s degree in Hospital and Health Administration at Xavier University. He was appointed to NBT Bank’s board in January 2011 and NBT’s board in May 2016. He serves as the Chair of the Risk Committee of NBT. Salanger brings executive leadership experience, board experience and knowledge of our Binghamton area market.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Corporate Board

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of all of its director nominees.

11

PROPOSAL 1: Election of Directors

Board Experience and Skills
The Corporate Governance and Nominating Committee considers how a candidate’s viewpoints, experience, skills, background and other demographics could assist the Board in light of the Board’s composition at the time. The Board believes that each director contributes to overall efficacy by providing a variety of personal and professional experiences and backgrounds. As shown below, the current directors and nominees reflect the Board’s continued effort to ensure a variety of gender, age, race, geographical background and experience.
The following summarizes the demographics, independence, age, tenure and the identified experience and skills of our Board of Directors as of April 7, 2025.

12

PROPOSAL 1: Election of Directors

(*)	Designated experience and skills were identified by each director in his/her self-assessment

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Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information, as of February 28, 2025, with respect to the beneficial ownership of the Company’s Common Stock by: (1) each director and nominee; (2) each named executive officer; and (3) all executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below effectively exercises sole, or shared with spouse, voting and investment power with respect to the outstanding shares of Common Stock beneficially owned.

Directors, Nominees for Director and Named Executive Officers	Total Beneficial Ownership of NBT Bancorp Inc. Common Stock	Percent of Shares Outstanding
Johanna R. Ames (1)	209,697	*
J. David Brown	5,982	*
Richard J. Cantele, Jr.	59,133	*
Timothy E. Delaney (2)	50,882	*
Martin A. Dietrich (3)	116,425	*
Heidi M. Hoeller	6,437	*
Andrew S. Kowalczyk III	16,649	*
V. Daniel Robinson II (4)	411,139	*
Matthew J. Salanger	26,034	*
Lowell A. Seifter	46,886	*
Jack H. Webb	45,235	*
John H. Watt, Jr.	122,864	*
Scott A. Kingsley	37,308	*
Annette L. Burns	18,252	*
Joseph R. Stagliano	109,353	*
Ruth H. Mahoney	28,392	*
Amy C. Wiles	24,754	*
Directors and Executive Officers as a Group (21 persons)	1,429,849	3.03%

(*)	Less than one percent.
(1)	Includes 204,186 shares held by a trust for which Ames has voting discretion.
(2)	Includes 12,020 shares held by a trust for which Delaney has voting discretion.
(3)	Includes 7,123 shares held by a trust for which Dietrich has voting discretion.
(4)	Includes 387,558 shares held by NYCM of which Robinson is Chairman of the Board and shares voting powers and 4,231 shares held by a trust for which Robinson has voting discretion.

14

Beneficial Ownership of Principal Holders of Voting Securities of NBT

Beneficial Ownership of Principal Holders of Voting Securities of NBT
The following table sets forth information as of February 28, 2025, except as indicated below, with respect to the beneficial ownership of common stock by any person or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) who is known to the Company to be the beneficial owner of more than five percent of the common stock. As of February 28, 2025, the Company had 47,254,173 outstanding shares of common stock.

Name and Addresses of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership (1)	Percent of Common Stock Owned
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,724,989 (2)	14.23%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,642,317 (3)	11.94%

(1)
Based on information in the most recent Schedule 13D or 13G filed with the SEC pursuant to the Exchange Act with respect to holdings of the Company’s common stock as of December 31, 2024. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Company common stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 28, 2025. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)
BlackRock, Inc. reported that it has sole dispositive power over 6,724,989 shares and sole voting power over 6,643,482 shares of Company common stock based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2024, regarding its holdings as of December 31, 2023, and consequently, the beneficial ownership of BlackRock, Inc. may have changed prior to the printing of this proxy statement.

(3)
The Vanguard Group, Inc. reported that it has sole dispositive and voting power over 5,556,369 shares and shared dispositive and voting power over 85,948 shares of Company common stock based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 13, 2024, regarding its holdings as of December 29, 2023, and consequently, the beneficial ownership of The Vanguard Group may have changed prior to the printing of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and executive officers must, under Section 16(a) of the Exchange Act, file certain reports of their initial ownership of our common stock and of changes in beneficial ownership of such stock. Based solely on a review of reports submitted to NBT, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2024 all Section 16(a) filing requirements applicable to NBT’s officers and directors were complied with on a timely basis.

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Corporate Governance

Corporate Governance
The business and affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Company’s executive officers by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote sound and effective corporate governance.
Director Independence
Based on a review of the directors’ responses to questions regarding employment and compensation history, affiliations and family and other relationships, and on individual discussions with directors, the Board has determined that all directors, excluding Watt, Kingsley and Cantele, meet the standards of independence set forth by The Nasdaq Stock Market LLC (“Nasdaq”). In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Party Transactions” included herein. Watt is not independent because he was employed by the Company. Kingsley is not independent because he is the current President and Chief Executive Officer of the Company. Cantele is not independent because he is the former Executive Vice President, Strategic Integration, of the Company.
The independent members of the Board meet at least twice annually in an executive session where the non- independent directors and management are excused. Lead Director Jack Webb chaired these executive sessions. Upon Webb’s retirement, Matthew Salanger will become Lead Director.
Code of Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, as well as each member of the Board. The Code of Business Conduct and Ethics is available at the Company’s website at https://www.nbtbancorp.com/bn/corporate-governance.html.
Board Policy Regarding Communications with the Board
The Board maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board should send any communication to Corporate Secretary, NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815. Any such communication must state the name of the stockholder and the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate. At each Board meeting, a member of management presents a summary of all communications received since the last meeting, if applicable, that were not forwarded and makes those communications available on request.
The Board’s Role in Risk Oversight
The Board, together with the Audit Committee, the Risk Management Committee, the Nominating and Corporate Governance Committee and the Compensation and Benefits Committee, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the full Board on risk-related matters and provide the Board with insight about our management of strategic, credit, interest rate, liquidity, compliance, operational and reputational risks. In addition, at meetings of the Board and its committees, directors receive regular updates and reports from management regarding risk management practices, including credit quality, financial reporting, technology, internal controls, compliance, legal matters and asset liability and liquidity management, among other topics. Furthermore, current risk management issues are discussed regularly with the Board and its committees.

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Corporate Governance

The Risk Management Committee consists of eight directors, of which five are independent directors, as follows: Salanger (Chair), Cantele, Delaney, Dietrich, Hoeller, Kingsley, Seifter and Watt. The primary purpose of the Risk Management Committee is to assist the Board in:
•	Overseeing the Company’s risk management activities and the effectiveness of the Company’s enterprise risk management (“ERM”) framework;
•	Overseeing management’s policies and procedures to identify, measure, monitor and control operational, compliance, regulatory, legal, strategic and reputational risks that confront the Company;
•	Establishing and aligning risk appetite with strategic objectives and strategic planning; and
•	Overseeing the performance of the Company’s Risk Management Division personnel.
The Risk Management Committee charter outlines more specific duties and responsibilities of the committee.
Board Leadership Structure
The Board does not have a policy on whether the same person may serve as both the chief executive officer and chair of the board or, if the roles are separate, whether the chair should be selected from the non-employee directors. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Currently, Kingsley serves as the Chief Executive Officer of the Company, while Dietrich serves as the Chair of the Board. The Board believes that this leadership structure best serves the Company at this time because it allows Kingsley to focus on the Company’s operations and strategy, while Dietrich, among other things, can provide leadership for the Board, set the agenda for meetings and enable other directors to raise issues and concerns for Board consideration without immediately involving the Chief Executive Officer or other management. The Board believes it currently benefits from having a director, who is also a former executive officer of the Company, as its Chair. Webb served as the Lead Director, providing an independent point of contact for the Board. Upon Webb’s retirement, Matthew Salanger will become Lead Director.
Director Attendance at Board Meetings and Annual Meetings
During 2024, the Board held nine meetings. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board held during the period that the individual served; and (2) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served. In addition, as reflected in our Corporate Governance Guidelines, we have adopted a policy strongly encouraging directors to attend our Annual Meeting of stockholders. All directors attended the 2024 Annual Meeting, and we expect that all directors will attend the 2025 Annual Meeting.

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Corporate Governance

Committees of the Board of Directors
Our Board has a number of standing committees, including a Nominating and Corporate Governance Committee, Audit Committee, Compensation and Benefits Committee and Risk Management Committee. The Board has determined that all of the directors who serve on the Nominating and Corporate Governance Committee, Audit Committee and Compensation and Benefits Committee are independent for purposes of Nasdaq Rule 5605 and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act. A table showing the members of each of these committees follows.

Director	Nominating and Corporate Governance	Audit	Compensation and Benefits	Risk Management
Johanna R. Ames	✔	✔
J. David Brown		✔	✔
Richard J. Cantele, Jr.				✔
Timothy E. Delaney			Chair	✔
Martin A. Dietrich				✔
Heidi M. Hoeller		✔	✔	✔
Scott A. Kingsley				✔
Andrew S. Kowalczyk III	✔	✔
V. Daniel Robinson II	Chair	✔
Matthew J. Salanger	✔	✔	✔	Chair
Lowell A. Seifter (1)	✔	Chair		✔
John H. Watt, Jr.				✔
Jack H. Webb (1)	✔		✔

(1)	Seifter and Webb will retire as directors upon the expiration of their terms at the 2025 Annual Meeting.
A description of each of these committees follows.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for determining the qualification of and nominating persons for election to the Board, including (if applicable) stockholder nominations that comply with the notice procedures set forth by SEC rules and the Company’s Bylaws. The Nominating and Corporate Governance Committee also formulates our corporate governance guidelines and functions to ensure successful development of management at the senior level and succession planning, as applicable. The Nominating and Corporate Governance Committee regularly evaluates our corporate governance process against current trends and provides recommendations to the Board. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the Company’s website at www.nbtbancorp.com/bn/corporate-governance.html. This committee met three times during 2024.
The Board believes that it should be comprised of directors who possess the highest personal and professional ethics, integrity and values, who shall have demonstrated exceptional ability and judgment and who shall be most effective in representing the long-term interests of the stockholders. When evaluating candidates for the Board, the Nominating and Corporate Governance Committee considers the candidate’s qualifications, experience and independence from management. In addition, in accordance with the Company’s Bylaws:
•	Every director must be a citizen of the United States;
•	Each director must own $1,000 aggregate book value of the Company’s common stock (see ownership guidelines for continuing directors included herein); and
•	No person shall serve as a director beyond the Company’s Annual Meeting following the date upon which he or she shall have attained the age of 72 years.
When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. The Committee also has the authority to retain any search firm to assist in the identification of director candidates. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

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Corporate Governance

The Company’s Bylaws also permit stockholders eligible to vote at the Annual Meeting to nominate director candidates, but only if such nominations are made pursuant to timely notice in writing to the President of NBT. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of NBT at least 150 days prior to the one-year anniversary of the date immediately preceding the prior year’s Annual Meeting of stockholders. The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders by applying the criteria for candidates described above and considering the additional information required by Article III, Section 4 of the Company’s Bylaws, which must be set forth in a stockholder’s notice of nomination. Article III, Section 4 of the Company’s Bylaws requires that the notice include: (1) as to each person whom the stockholder proposes to nominate for election as a director, (a) the name and address of such person and (b) the principal occupation or employment of such person; and (2) as to the stockholder giving notice (a) the name and address of such stockholder, (b) the number of shares of the Company that will be voted for the proposed nominee by such stockholder (including shares to be voted by proxy) and (c) the number of shares of the Company which are beneficially owned by such stockholder.
Audit Committee
The Audit Committee represents our Board in fulfilling its statutory and fiduciary responsibilities for independent audits of NBT’s consolidated financial statements, including monitoring accounting and financial reporting practices and financial information distributed to stockholders and the general public. Directors on our Audit Committee meet the expanded independence requirements of audit committee members. In addition, our Board has determined that Hoeller and Seifter are “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K.
The Audit Committee met four times in 2024. Responsibilities and duties of this Committee are discussed more fully in the Audit Committee Report herein and in the Audit Committee’s charter, which is available on the Company’s website at www.nbtbancorp.com/bn/corporate-governance.html.
Compensation and Benefits Committee
All of the Company’s Compensation and Benefits Committee members are independent directors, as determined by the Board, and as such term is defined in the Nasdaq Rulebook as they apply to the Company.
The Committee is responsible for the development, oversight and administration of the Company’s compensation program. The Committee works closely with the Company’s CFO and the Chief Human Resources Officer to implement our compensation program. In addition, the Committee engages in executive sessions without Company management present.
The Committee regularly reviews our compensation practices and policies and recommends to the Board the compensation and benefits for the CEO, directors and the EMT, including the named executive officers. In making compensation recommendations to the Board for the named executive officers, the Committee relies substantially on the recommendations of the CEO and, in the case of the CEO’s compensation, upon the recommendation of the Chair of the Board. The Committee generally determines the compensation for the named executive officers at its December meeting preceding the commencement of the fiscal year in which the compensation will be paid or earned, or in its January meeting of such fiscal year.
The CEO’s compensation reflects the Committee’s evaluation of his performance measured against the following criteria: (1) implementation of the Company’s short and long-term strategies; (2) financial and operating performance; (3) succession planning and leadership development; (4) customer service; and (5) leadership in positioning the Company to meet the significant operational and regulatory challenges of the evolving financial services industry. The Committee may use its discretion to deviate from or modify compensation policies and recommendations, but does so rarely, and typically only in unusual circumstances.
The Committee also administers the Company’s Defined Benefit Pension Plan (“Pension Plan”), 401(k) & Employee Stock Ownership Plan (the “401(k) & ESOP”), the NBT Bancorp Inc. 2008 Omnibus Incentive Plan (the “2008 Plan”), the NBT Bancorp Inc. 2018 Omnibus Incentive Plan (the “2018 Plan,”) and the NBT Bancorp Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”) collectively, the “Omnibus Plans”) and awards outstanding under prior equity plans. Pursuant to the terms of the Company’s 2024 Plan, which is the Company’s active equity plan, the Committee may delegate its authority to grant awards to nonexecutive officers under such plan to a member of the Board, and the

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Corporate Governance

Committee has granted such authority, within certain defined limits, to Kingsley. A charter that reflects these responsibilities and delegated authority, which the Committee and the Board periodically review and revise, governs the Committee. A copy of the charter is available on the Company’s website at
www.nbtbancorp.com/bn/corporate-governance.html. The Committee met five times in 2024.
Risk Management Committee
The Risk Management Committee was established in 2018 and oversees the Company’s risk management activities and the effectiveness of its ERM framework. The Committee also reviews periodic reports related to the Company’s compliance program, as well as legal and regulatory matters. Additionally, the Committee is responsible for oversight of operational risk, including information security, technology, fraud prevention, privacy, business continuity and disaster recovery, vendor management, data governance and insurance coverage.
Environmental, Social and Governance
Our Board recognizes that Environmental, Social and Governance (“ESG”) principles are important to the Company’s stakeholders including stockholders, customers, communities and employees, and desires to drive positive social and environmental impact. The Board further believes that the Company’s reputation for integrity and corporate responsibility is fundamental and that the ESG framework provides an opportunity to define, measure and communicate these values to stakeholders.
Environmental
The Company is focused on the environment and committed to business practices and activities that encourage environmental sustainability and minimize our environmental impact. In larger facilities, the Company conserves energy through the use of building energy management systems and motion-sensor lighting controls. In new construction and renovations, the Company incorporates high-efficiency mechanical equipment, LED lighting, and modern building techniques to reduce our carbon footprint wherever possible. The Company has an ongoing initiative to replace existing lighting with LED lighting to reduce energy consumption.
Services like mobile and online banking, remote deposit capture, electronic loan payments, eStatements and combined statements enable us to support all customers in their efforts to consume less fuel and paper. We continue to digitize loan origination and deposit account opening processes, reducing trips to the bank and paper documents for our customers. Across our footprint, we host community shred days with multiple confidential document destruction companies to promote safe document disposal and recycling.
Social – Commitment to Our Communities
We are committed to strengthening the communities we serve through volunteerism and philanthropy, serving as a leader in our local communities. The Company is actively engaged in the communities where we do business and where our employees and directors live and work. We live out our core value of community involvement through investments of both money and employee time to make a meaningful impact.
Through our active contribution program, administered by market-based committees with representation from all lines of business, the Company contributed over $2.3 million in 2024. Our teams’ efforts to distribute philanthropic resources across our footprint ensure alignment with local needs and support for hundreds of organizations that provide health and human services and promote education, affordable housing, economic development, the arts and agriculture.
A consistent way that the Company and our employees support our communities across our market is through campaign giving to United Way chapters in the form of corporate pledges and employee campaign contributions. In 2024, these commitments resulted in over $355,000 in funding for United Way chapters that provide resources to local organizations offering critical education, financial, food security and health services.
In addition to corporate financial support of community organizations and causes, employees are encouraged and empowered to volunteer and be a resource in their communities. They invest their financial and other expertise as board members and serve in roles where they offer direct support to those in need by engaging in all kinds of volunteer activities. In 2024, the Company’s employees reported over 10,500 hours of volunteer service.

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Corporate Governance

The NBT CEI-Boulos Impact Fund is a $10 million real estate equity investment fund with NBT Bank as the sole investor. The fund, launched in 2022, is designed to support individuals and communities with low- and moderate-income through investments in high-impact, community-supported, commercial real estate projects located within NBT Bank’s Community Reinvestment Act assessment areas in New York. A Social Impact Advisory Board was also appointed to review proposed investments based on each project’s social and environmental impact, alignment with community needs and community support. Areas of the fund’s targeted impact include: projects that support job creation; affordable and workforce housing; Main Street revitalization/historic preservation developments that do not contribute to displacement; developments that serve nonprofit organizations; and environmentally sustainable real estate developments.
In 2023, the NBT CEI-Boulos Impact Fund announced its first equity investment in The Flanigan Square Transformation Project, which will provide affordable workforce housing and a grocery store in Troy NY’s historically underinvested North Central neighborhood. This initiative is part of an approximately $75 million socially impactful, environmentally conscious, transit-oriented and community informed master plan. The NBT CEI-Boulos Impact Fund made a $3.84 million equity investment for a majority ownership stake in two of the three components of the project. Progress continues, with the Bargain Grocery opening in 2024 and Flanigan Square Lofts expected to open in early 2025.
We are also committed to helping the individuals in our communities develop their financial health. The Company offers a comprehensive array of financial products and services for consumers and businesses with options that are beneficial to unbanked and underbanked individuals. Deposit accounts include low balance savings and checking options that feature minimal or no monthly service fees, provide assistance rebuilding positive deposit relationships, and assistance for those just starting a new banking relationship. The NBT iSelect Account was introduced in 2021 and has received certification for meeting the Bank On National Account Standards every year since its inception. Over 18,000 NBT iSelect Accounts have been opened since 2021. These accounts feature no monthly charges for maintenance, inactivity or dormancy, no overdraft fees and no minimum balance requirement. An enhanced digital banking platform incorporates ready access through online and mobile services to current credit score information and a personal financial management tool for budget and expense tracking.
The Company is focused on making home ownership accessible to everyone in the communities we serve. Our suite of home lending products features innovative and flexible options, including government guaranteed programs like Federal Housing Administration, USDA Rural Housing Program and U.S. Department of Veterans Affairs loans. In addition, we have many internally developed offerings, including our Habitat for Humanity, Home in the City, Portfolio Housing Agency and Portfolio 97 programs. Our home lending team includes affordable housing loan originators, and we maintain longstanding relationships with affordable housing agency partners across our banking footprint. These partnerships support first-time homebuyer education programs and provide assistance with down payments and closing costs.
Social – Commitment to Our People
Our employees are key to our success as an organization. We are committed to attracting, retaining and promoting top quality talent regardless of sex, sexual orientation, gender identity, race, color, national origin, age, religion and physical ability. We strive to identify and select the best candidates for all open positions based on qualifying factors for each job. We are dedicated to providing a workplace for employees that is supportive and free from of any form of discrimination or harassment; recognizing and rewarding employees based on their individual results and performance as well as the success of their department and the Company overall; and fostering an environment of inclusion and belonging by recognizing and respecting and differences that make each of our employees unique.
We believe that employing a workforce with varied backgrounds and experiences enhances our ability to serve our customers and our communities. By promoting and fostering a better understanding of the financial needs of our prospects and customers enhances our ability to provide them with relevant financial products and services. Understanding and supporting our community has always been a priority to us. Embracing different perspectives, experiences and backgrounds empowers employees to contribute meaningfully and feel valued.
The Company’s focus on investing in our people includes key initiatives to attract, develop and retain our valued employees. Talent acquisition, retention, and the overall employee experience continue to be top priorities considering the challenging labor market.

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Corporate Governance

The Company offers total rewards designed to support employees at various stages of their personal lives and careers. Productivity is enhanced when an organization helps employees manage their overall well-being. In 2024, the Company launched an employee well-being strategy focused on emotional, physical, financial, social and work-life goals. This strategy is supported by benefits such as paid parental leave, increased flexibility in work schedules, expanded paid leave options, a retirement transition program, and a comprehensive Employee Assistance Program, which will include expanded coverage and additional health guides in 2025. The Company’s incentive programs recognize employees at all levels and are designed to motivate employees to support the achievement of company success, with appropriate risk assessment and prevention measures designed to prevent fraud.
While our employee retention rate remains consistently high, we continue to focus on retaining our valued employees with career planning conversations, an on-going coaching process, goal setting, individual development plans and enhanced communications, which all contribute to employee satisfaction. The themes of our 2024 Employee Engagement Survey centered around culture, leadership, employee growth and development, and communication. In the first quarter of 2025, we will conduct our next Employee Engagement Survey to assess our progress. The results from the survey will continue to be used to define specific initiatives to enhance engagement around the organization, including improving clarity around business strategies, decision making and corporate-led development programs.
The Company’s main priority is to attract and retain top talent by encouraging and promoting internal development. All employees have access to the LinkedIn Learning Library, which is designed to make learning and development accessible in a concise, easily consumable format. This resource enables employees to acquire the skills and development they need to achieve individual career aspirations. Currently 85% of our employees are active in the learning library and are taking full advantage of this resource.
In addition to employee guided development, there are distinct programs strategically designed to attract top talent early in their careers and to further foster the growth and retention of our high potential and emerging leaders. These programs are aligned with the objectives outlined in our succession plan. Our Management Development Program aims to attract diverse talent, primarily college seniors by offering accelerated career advancement and mentoring with senior executives. The Company also offers two programs designed for high potential employees, one for employees with prior professional experience and another one targeted to our more experienced employees with direct leadership responsibility. Both programs include a mentor, a coach, 360-degree feedback, individual development plans, presentation skill development and increased visibility to executive leadership. All development programs are designed to be delivered in both virtual and in-person learning environments. Additionally, the Company has a robust annual talent review and succession planning process that includes the Board and senior management.
Governance
We are dedicated to being a financial industry leader in corporate governance and business ethics. The Company’s Board is composed of individuals with diverse professional and business experience. All of our directors, other than Watt, Kingsley and Cantele, are independent. They all share a commitment to fostering an effective risk environment coupled with a strong internal audit structure. Their unwavering commitment protects our clients, stockholders and reputation. Our Code of Ethics reflects the Company’s expectation for the conduct of our directors, officers and employees. Through recurring training and disclosures, as well as periodic communication related to specific topics, the Company maintains the highest level of ethical conduct.
Our Board believes that a fully engaged Board is a strategic asset of the Company, and that knowledgeable and fresh viewpoints and perspectives are important for informed decision-making. The Board regularly evaluates whether it collectively has the right mix of skills, experience, attributes and diverse viewpoints necessary for it to drive stockholder value. The results of this evaluation are used to help identify the desirable skills for potential Board nominees and to screen director candidates.
In addition to the foregoing commitments, our Board believes in strong governance practices, including:
•	A non-classified Board with annual director elections;
•	Maintenance of independent committees of the Board with independent chairs and an independent Lead Director;
•	Regular executive sessions of the Board, independent of management; and
•	Meaningful stock ownership guidelines for directors.

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Corporate Governance

Finally, our Board understands the importance of aligning compensation with performance. Our compensation philosophy and programs for executives are balanced and risk-appropriate, demonstrate long-term alignment with sustained performance and stockholder interests and provide a competitive and effective program to attract, motivate and retain the best talent.
Policies on Recovery of Awards
Incentive Compensation Recovery Policy
In accordance with Nasdaq Listing Rule 5608, Section 10D of the Securities Exchange Act of 1934, as amended (the “Act”), and Rule 10D-1(b)(1) as promulgated under the Act, the Company adopted the NBT Bancorp Inc. Incentive Compensation Recovery Policy (the “Policy”) in November 2023, which states that, in the event that the Company is required to prepare an Accounting Restatement, subject to certain exceptions, the Company shall recover, reasonably promptly, the Excess Incentive Compensation received by any Covered Executive. The term “Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to such financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. “Excess Incentive Compensation” means the amount by which the Incentive Compensation received by any Covered Executive exceeds the amount of Incentive Compensation that would have been received based on the restated financial results.
Incentive Compensation that is subject to recovery includes that which was received during the three completed fiscal years preceding the earlier of the date on which the Board or management concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; or the date that the Company is compelled by a court, regulator, or other legally authorized body to prepare an Accounting Restatement. For the purposes of this policy “Covered Executive” includes the Company’s Chief Executive Officer, President, Chief Financial Officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice- president of the Company in charge of a principal business unit, division, or function, any other officer of the Company or its subsidiaries who performs a policy-making function for the Company, any other person who performs similar policy-making functions for the Company, and any other employee of the Company or its subsidiaries who may from time to time be deemed subject to the policy. “Incentive Compensation” means any cash or equity compensation provided by the Company, its subsidiaries or its affiliates that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. A “financial reporting measure” is any measure that is determined in accordance with the accounting principles used in preparing the Company’s financial statements and any measure derived wholly or in part from such a measure, or the Company’s stock price and/or TSR.
The Company is not required to recover Excess Incentive Compensation if either the expense of recovery would exceed the recovery or recovery would cause a tax-qualified retirement plan maintained by the Company to lose its tax-qualification status. Recovery of Excess Incentive Compensation can be achieved by a variety of means, as determined by the Company, including direct reimbursement, forfeiture of awards, offsets against other payments, and forfeiture of deferred compensation (subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)). If the Company cannot determine the amount of excess Incentive Compensation received by a Covered Executive directly from the information in the Accounting Restatement, then it shall make its determination based on its reasonable estimate of the effect of the Accounting Restatement. The Company is also prohibited from indemnifying any Covered Executive against or paying the premiums for any insurance policy to cover, any amounts recovered under this Policy or any expenses that a Covered Executive incurs in opposing recovery efforts undertaken pursuant to the Policy. The Policy is binding and enforceable against all Covered Executives and their successors, beneficiaries, heirs, executors, administrators, or other legal representatives.
Supplemental Incentive Compensation Recovery Policy
In addition to the Incentive Compensation Recovery Policy, the Company adopted a Supplemental Incentive Compensation Recovery Policy (the “Supplemental Policy”) in November 2023. Capitalized terms used in the Supplemental Policy have the meaning assigned to such terms in the Policy. Pursuant to the Supplemental Policy, if the Company is required to prepare an Accounting Restatement as a result of misconduct with regard to any financial reporting requirement under the securities laws, the Company shall recover the Excess Incentive Compensation

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Corporate Governance

received by any employee not otherwise subject to the Policy who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct. Excess Incentive Compensation that is eligible for recovery under the policy is that received during the three completed fiscal years preceding the earlier of the date on which the Board or management concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; or the date that the Company is compelled by a court, regulator, or other legally authorized body to prepare an Accounting Restatement.
In addition, the Company’s Compensation and Benefits Committee may specify in an award that a grantee's rights, payments, and benefits with respect to the award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the grantee’s provision of services to the Company, violation of material Company policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the grantee, or other conduct by the grantee that is detrimental to the business or reputation of the Company. These provisions will generally be limited to a three-year look-back from the occurrence of the event that gives rise to the forfeiture.
Timing of Certain Equity Awards
The Company has not granted stock options, stock appreciation rights or other similar option-like instruments to its executive officers, directors or employees, including for the fiscal year ended December 31, 2024. Accordingly, the Board does not maintain policies that relate to the timing of such awards relative to the Company’s disclosure of material non-public information (“MNPI”). Neither the Board nor the Compensation and Benefits Committee take MNPI into account when determining the timing of equity awards, nor do they time the disclosure of MNPI for the purpose of impacting the value of executive compensation.
Director Compensation
A compensation analysis, including a peer comparison, was completed in 2024. The goal of the study was to evaluate our director’s compensation against our peer group to ensure the Company’s compensation practices for our directors is consistent with banks our size and within our similar markets. The analysis identified current trends and levels of director fees. The Board based on the recommendation of the Compensation and Benefits Committee with input from its independent compensation consultant determined that director compensation was aligned with peer median and no changes were made to director compensation in 2024. The peer group methodology used in the director compensation analysis was consistent with the Company’s methodology as outlined herein.
Set forth below is the fee schedule for non-employee directors as of December 31, 2024:

Annual Retainer Fees	Cash	Restricted Stock Units
Chair:
NBT Bancorp Inc. Board	$64,500	$20,500
NBT Bank, N.A. Board	$64,500	$20,500
Audit Committee	$15,000	$—
Risk Management Committee	$15,000	$—
All Other Committees	$10,000	$—
Member:
NBT Bancorp Inc. Board	$37,000	$20,500
NBT Bank, N.A. Board	$37,000	$20,500
Committee Member Retainer:
Audit and Risk Committees	$7,500	$—
All Other Committees	$5,000	$—

The restricted stock unit awards granted in 2024 were issued pursuant to the 2024 Plan. The restricted stock units awarded to the non-employee directors vest 100% one year after the grant date.

24

Corporate Governance

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	All Other Compensation ($) (4)	Total ($)
Johanna R. Ames	96,500	39,676	4,208	140,384
J. David Brown	91,500	39,676	—	131,176
Richard J. Cantele, Jr.	64,426	28,090	8,939	101,455
Timothy E. Delaney	96,500	39,676	880	137,056
Martin A. Dietrich	146,500	39,676	9,784	195,960
James H. Douglas (5)	—	—	244	244
Heidi M. Hoeller	94,000	39,676	—	133,676
Andrew S. Kowalczyk III	96,500	39,676	7,995	144,171
V. Daniel Robinson II	96,500	39,676	—	136,176
Matthew J. Salanger	106,500	39,676	2,298	148,474
Lowell A. Seifter (6)	101,500	39,676	6,104	147,280
Jack H. Webb (6)	94,000	39,676	7,095	140,771

(1)	Includes all fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)
These amounts reflect the aggregate grant date fair value of restricted stock unit awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The director restricted stock unit awards granted for fiscal year ending December 31, 2024, were issued as of May 21, 2024, and the per share fair market value was $37.15. Cantele received a pro-rata restricted stock unit award granted on August 17, 2024 in connection with his commencement of service as a non-employee director, and the per share market value was $45.16. Assumptions used in the calculation of these amounts are materially consistent with those that are included in footnote 13 to the Company’s audited consolidated financial statements contained in its Annual Report on Form 10-K.

(3)	The aggregate number of outstanding awards as of December 31, 2024, is as follows:

Name	Unvested Restricted Stock Units
Johanna R. Ames	1,437
J. David Brown	1,437
Richard J. Cantele, Jr.	622
Timothy E. Delaney	1,437
Martin A. Dietrich	1,437
Heidi M. Hoeller	1,515
Andrew S. Kowalczyk III	1,437
V. Daniel Robinson II	1,437
Matthew J. Salanger	1,437
Lowell A. Seifter	1,437
Jack H. Webb	1,437

(4)
All other compensation includes: cash dividends received on restricted stock and deferred stock granted pursuant to the NBT Bancorp Inc. Non-Employee Directors’ Restricted and Deferred Stock Plan and the Omnibus Plans for all non-employee directors totaling $28,825. Dietrich’s all other compensation also includes amounts earned as an employee of the Company prior to retirement as follows: $7,226 in health and life insurance premiums and $2,558 for the value of split-dollar life insurance premiums paid. Cantele’s all other compensation also includes $8,939 of health and life insurance premiums earned as an employee of the Company prior to his retirement.

(5)	Douglas retired as a director upon the expiration of his term at the 2024 Annual Meeting.
(6)	Seifter and Webb will retire as directors upon the expiration of their terms at the 2025 Annual Meeting.

25

Compensation Discussion and Analysis

Compensation Discussion and Analysis
This section discusses the Company’s executive compensation philosophy, guidelines and programs and the material factors affecting the Company’s decisions regarding the compensation of its named executive officers (“NEOs”). This information is presented to give our stockholders a clear and comprehensive picture of the Company’s executive compensation program and its individual components. It also describes the process followed by the Compensation and Benefits Committee (the “Committee”) for making compensation decisions, as well as its rationale for specific decisions related to 2024.
CEO Succession
In January 2024, the Company announced the CEO succession plan, effective May 21, 2024.
John H. Watt, Jr., President and CEO, retired and became Vice Chairman of the Board. He served in a non-executive advisory role through January 31, 2025. In connection with his transition from President and CEO to an advisor of the Company, his employment agreement was terminated, and the Board approved new compensation and benefits arrangements.
Scott A. Kingsley, Executive Vice President and Chief Financial Officer, was appointed as President and Chief Executive Officer and entered into a new employment agreement.
Annette L. Burns, Chief Accounting Officer, succeeded Kingsley as Executive Vice President and Chief Financial Officer and entered into a new employment agreement.
Also, the Board approved the promotion of Joseph R. Stagliano, President of Retail Community Banking and Chief Information Officer, to President of NBT Bank, N.A. as well as a new employment agreement.
See Employment Agreements and Change in Control Agreements section for details regarding the new and amended agreements.
Named Executive Officers of NBT Bancorp Inc.
The following table sets forth certain information for the Named Executive Officers (“NEOs”) of the Company in 2024.

Name	Age at December 31, 2024	Positions Held with NBT and NBT Bank
John H. Watt, Jr.	66	Special Advisor and former President and Chief Executive Officer
Scott A. Kingsley	60	President and Chief Executive Officer
Annette L. Burns	52	Executive Vice President and Chief Financial Officer
Joseph R. Stagliano	56	Executive Vice President, President of NBT Bank, N.A. and Chief Information Officer
Ruth H. Mahoney	57	Executive Vice President and President of Wealth Management
Amy C. Wiles	66	Executive Vice President, Chief Credit Officer and Chief Risk Officer

Biographical information regarding the NEOs is set forth below. Information regarding Watt and Kingsley can be found under the section Board Nominees for 2025 found herein.
Annette L. Burns was promoted to Executive Vice President and Chief Financial Officer in May 2024. She was previously Senior Vice President and Chief Accounting Officer and served as interim Chief Financial Officer in 2021. A Certified Public Accountant, Burns has over 25 years of experience in accounting and finance. She joined the Company in March 2013 when NBT acquired Alliance Bank and was promoted to Corporate Controller later that year. At Alliance, Burns held the position of Vice President of Financial Reporting and Accounting Policy. Prior to that, she held leadership positions in finance with Pathfinder Bank as Controller, and PricewaterhouseCoopers, LLP as Business

26

Compensation Discussion and Analysis

Assurance Manager. Burns earned her bachelor’s degree in business administration from St. Bonaventure University. She currently serves on the Board of Directors for United Way of Mid Rural New York and previously served on the Board of Directors of the Chenango Arts Council.
Joseph R. Stagliano joined the Company in 1999. He has over thirty years of experience in the financial services industry. As President of NBT Bank, N.A. he oversees Commercial and Business Banking, Retail Banking, NBT Insurance and the Company’s Information Technology and Operations Divisions. Stagliano was promoted to Chief Information Officer and joined the Company’s EMT in 2006 after holding several leadership positions in Operations. In 2016, he assumed responsibility for Retail Banking and Business Banking, in addition to his duties as Chief Information Officer. In 2018, Stagliano was named President of Community Retail Banking and President of NBT Bank, N.A. in 2024. Prior to joining NBT, Stagliano was employed by MetLife and advanced to leadership roles in call center operations during his tenure there. Stagliano holds a Bachelor’s degree in business and public management from SUNY Polytechnic Institute, formerly the State University of New York Institute of Technology in Utica and is a graduate of the Columbia Business School Executive Education Program. Stagliano is the chair of the UHS Chenango Memorial Hospital board and is a board member of United Health Services, Inc. and Norwich Building Tomorrow Foundation, Inc. He is a past member of the board of education for the Norwich City School District.
Ruth H. Mahoney joined the Company in 2021 as President of Wealth Management. From 2022 to 2024, she was also Regional President for the Capital District and North Country (with Hudson Valley added in 2023 with the acquisition of Salisbury Bank). Prior to joining the Company, Mahoney held various positions at KeyBank, including Capital Region Market President, Hudson Valley/Metro NY Region Market President, Regional Retail Executive and Private Bank Executive. Mahoney earned her Bachelor’s degree in Business Administration and Marketing from Marist College. She is Co-Chair of the Regional Economic Council, a board member of Albany Medical Center, a trustee for the New York State Teacher’s Retirement System and a board member of New York State Bankers Association.
Amy C. Wiles has over 35 years of experience in banking. She joined the Company in 2015 as Senior Vice President and Chief Credit Officer. In 2017, she assumed the additional role of Chief Risk Officer. At that time, she was promoted to Executive Vice President and joined the Company’s EMT. Today, she provides leadership for NBT’s Credit Administration and Risk Management Division. Prior to joining the Company, Wiles was Executive Vice President and Group Credit Executive for Key Bank’s Community Bank Division where she was responsible for supporting growth and maintaining credit risk standards for diversified portfolios across Key Bank’s footprint. Before that, she was employed by JP Morgan Chase. Wiles earned her bachelor’s degree from Colgate University and her Master of Business Administration from the University of Pennsylvania’s Wharton School of Business. She serves on the boards of the Volunteer Lawyers Project of CNY, Inc. and Community Memorial Hospital Foundation.
Executive Summary
The Company has a strong pay- for- performance culture. Our executive compensation programs are designed to reward the NEOs for making decisions that drive consistent financial performance and create value for our stockholders. The Committee regularly reviews our executive compensation programs and refines them to reflect evolving business strategies, emerging market trends, and best practices. In 2023, several changes were made to align with business strategies while maintaining a strong link between pay and performance. The compensation programs for 2024 remained consistent with those of 2023 and included:
•	A short-term cash incentive compensation program using a balanced scorecard incorporating both quantitative and qualitative measures.
•
A long-term equity-based incentive compensation program compromised of time-based and performance-based awards, with performance measured by relative performance, a 3-year average ROATCE and a 3-year TSR.

In May 2024, Scott A. Kingsley was promoted to President and Chief Executive Officer of NBT Bancorp, Inc., succeeding John H. Watt, Jr. in that role. Simultaneously, Watt was named Vice Chair of the Board and non-executive advisor of the Company prior to his retirement in January 2025. In connection with Kingsley’s promotion, the Committee approved a new target total direct compensation package as outlined in the table below.

27

Compensation Discussion and Analysis

Pay Component as President and Chief Executive Officer	Watt	Kingsley	Comments
Base Salary	$882,000	$800,000	As of the succession date, Kingsley’s base salary increased by $261,555 and Watt’s annual base salary decreased by $442,000.
Short-term Incentive Target	$661,000 or 75%	$600,000 or 75%	Watt was not an executive in a designated position at the end of 2024, and therefore not eligible for a STI award for the plan year.
Long-term Incentive Target	$794,000 or 90%	$720,000 or 90%	Watt’s long-term incentive award for 2024 was 100% time-based.
Target Total Compensation	$2,337,000	$2,120,000

2024 Business Highlights
The following highlights demonstrate the Company’s financial performance during 2024.
•
Reported net income of $141 million or $2.97 EPS in 2024 compared to $119 million or $2.65 of EPS in 2023. The Company’s full year results reflect a consistent dedication to strengthening our traditional banking franchise, expanding diversified revenue sources, and navigating significant volatility in the interest rate environment, including an inverted yield curve, and overall economic conditions, which have presented challenges across the financial services industry. The Company improved its net interest margin for three consecutive quarters, generated loan and deposit growth, maintained strong asset quality, increased revenues in its fee-based businesses and improved its capital position.

•
In August 2023, the Company successfully completed its acquisition of Salisbury adding $1.18 billion in loans, $1.31 billion in deposits and 13 banking offices in northwestern Connecticut, southeastern Massachusetts and New York’s Hudson Valley.

•
Net interest income increased $21.9 million, or 5.8%, compared to 2023 primarily due to the impact of the Salisbury acquisition, organic earning asset growth and earning asset yield improvement partly offset by higher cost of funding. Net interest margin on a fully tax equivalent basis was 3.23% for the year ended December 31, 2024, a decrease of 6 basis points from 2023. The Company’s earnings, along with other financial services companies, were significantly impacted by the volatility of interest rates including the rapid increase in short-term rates in 2023, which resulted in an inverted yield curve throughout 2024.

•	Record noninterest income increased $34.6 million or 24.4% from 2023 and represented 30% of total revenues.
Below is a summary of key financial metrics and results for 2024.

Performance Metric	2024
Net Income ($ Millions)	$140.6
Diluted Earnings Per Share	$2.97
Return on Average Assets (“ROAA”)	1.04%
Return on Average Equity	9.57%
Return on Average Tangible Common Equity (“ROATCE”) (1)	13.75%
Nonperforming Assets (“NPA”) to Total Assets	0.38%

(1)	For a reconciliation of ROATCE to the most comparable GAAP measure, please refer to Appendix A of this Proxy Statement.
What Guides Our Program
Overview
The Committee has adopted a formal Executive Officer Compensation Philosophy to guide compensation decisions. At the heart of this is a belief in a strong pay for performance culture and long-term stockholder value creation. Our compensation program is designed to be competitive with comparably sized financial institutions and rewards executives for strong performance results. The Committee at least annually evaluates the compensation components to ensure that the NEOs’ compensation remains competitive and aligned with Company performance.

28

Compensation Discussion and Analysis

The primary objectives of the Company’s executive compensation program are to:
•	Attract and retain talented senior executives;
•	Align executive compensation with our overall business strategies, values and stockholder interests; and
•	Motivate senior executives by rewarding them for outstanding corporate and individual performance.
The following guiding principles are at the core of the Company’s executive compensation program. Executive compensation should be:
•	Closely aligned with both short-term and long-term stockholder interests;
•	Appropriately balanced to reflect performance related to the achievement of corporate and individual goals;
•	Designed to encourage senior executives to build and maintain significant equity investments in the Company; and
•	Determined by a committee composed entirely of independent directors having sufficient resources to do its job, including access to independent, qualified experts.
Compensation Governance Practices
The Company recognizes and rewards results that are consistent with its strategy and business objectives.
Executives should balance potential outcomes with appropriate risk-taking. Executives must comply with Company risk policies and control mechanisms.
It is expected that executives act in a manner consistent with the highest ethical standards. The Company has incorporated this thinking into all compensation programs, practices and policies. Results obtained through tactics that are deceptive or are inconsistent with our values and culture are not rewarded and are subject to penalties including, but not limited to, compensation recovery (including the Incentive Compensation Recovery Policy and Supplemental Incentive Compensation Recovery Policy approved in November 2023), discretionary downward adjustments to incentive compensation, employment decisions and disciplinary actions.
Executives are also subject to clawbacks in cases of fraud, errors/omissions and improper risk-taking for material adverse outcomes in the years following incentive compensation payouts.
The Company’s policies and practices promote strong compensation governance by:
•	Linking a significant portion of compensation to performance through the use of short-term (cash) and long- term (equity) compensation to encourage both proactivity and long-term sustainability.
•	Employing a variety of performance metrics to fully assess performance and mitigate excessive risk.
•
Building in appropriate levels of negative discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance or leading indicators of future financial results. Positive discretion is permitted under special circumstances.

•	Assessing fairness of pay by analyzing the CEO pay ratio and pay equity for women and underrepresented groups.
•	Using equity incentives to promote total return to stockholders, long-term performance and executive retention.
•	Utilizing an independent compensation consultant who advises and reports directly to the Committee.
•	Prohibiting hedging and pledging of Company stock.
•	Requiring meaningful stock ownership from our executive officers.
•	Including clawback policies applicable to incentive and equity compensation.
While we have an obligation to protect stockholder interests, we are also accountable to other key stakeholders including our employees, customers and community. Our compensation programs, practices and policies recognize this responsibility.

29

Compensation Discussion and Analysis

Our Compensation Components
Factors such as performance, knowledge, skills and experience play a role in compensation decision-making for individual executives. Discretionary factors are also considered when making appropriate compensation decisions using a balanced and holistic approach. It is strongly believed that executive performance should be considered in tandem with our values. These include Customer Focus, Integrity, Accountability, Teamwork, Positive Attitude, Mutual Respect and Community Involvement.
The Company’s compensation program centers on Total Direct Compensation (“TDC”), which is the sum of base salary, short-term incentives and long-term equity-based incentives. Our TDC is weighted heavily toward rewarding results, with a substantial portion “at risk” and performance-based. The following table shows the principal components of TDC, each one contributing to the accomplishment of our compensation program goals:

Compensation Component	Description	Purpose
Base Salary	Pay to recognize executive’s role, responsibilities, skills, experience, individual achievements and Company performance.	To provide competitive and fair fixed compensation.
Short-Term Cash Incentive Compensation	Annual cash rewards for achievements approved on a balanced scorecard of multiple metrics and individual goals.	To provide market competitive compensation. To motivate and reward executives for achieving annual Company, department and individual goals which support our long-term strategic plan.
Long-Term Equity-Based Incentive Compensation
Performance-based restricted stock units that vest based on future performance.

Time-vesting restricted stock units granted based on individual performance and earned over a designated time-period.

Both allow for a reduction in the award based on NEOs individual performance.

To strengthen pay for performance alignment, a significant portion of equity awards is performance-based.

To align executive interests with long-term interests of the Company and stockholders, provide rewards for superior performance, encourage stock ownership and enhance our ability to retain our top talent.

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Compensation Discussion and Analysis

Our ability to attract and retain an exceptional leadership team also depends on having a full complement of compensation tools available to us and the flexibility to use them. This includes retirement and other limited benefits and perquisites, as well as the ability to leverage employment, change in control and severance agreements.

Compensation Component	Description	Purpose
Retirement Benefits
NEOs participate in Company-wide tax-qualified plans, including the Pension Plan (a defined benefit pension plan) and the 401(k) & ESOP.

NEOs are eligible to receive a discretionary Company contribution to the deferred compensation plan based on Company and individual performance.

The CEO participates in a Supplemental Executive Retirement Plan (“SERP”).
To provide market-competitive and reasonable retirement benefits. To enhance the Company’s ability to attract and retain the executives.
Perquisites and Other Personal Benefits	Benefits may include automobiles, life and disability insurance, long- term care insurance and club dues. Eligibility for each perquisite varies depending on the position of the NEO.	To attract and retain superior executive employees and foster continuity in executive leadership.
Termination and Severance Pay	The NEOs have employment agreements providing post- termination severance compensation under certain scenarios, including a change in control.	To assist in attracting and retaining the NEOs and to minimize the impact on the executives when exploring or executing strategic change in control opportunities.

Risk Management
Risk management controls are developed to reduce the potential for imprudent risk taking. Controls are in place for the proper administration and oversight of the compensation programs.
All components of NBT’s executive incentive compensation plans include mechanisms through metric selection, discretion and/or plan design to adjust compensation payments for risk. Poor risk management practices and imprudent risk-taking will lead to an adverse impact on incentive compensation, such as reductions or loss of current and/or previously awarded incentive compensation.
The Committee involves the Company’s control functions (e.g., internal audit, risk and compliance) as well as outside advisors in its deliberations. Risk assessments of the Company’s compensation programs are conducted annually.
Regulatory Guidance
We operate within the rules, regulations and laws concerning compensation, employee rights and protections. Compensation programs, practices and policies are designed to promote the long-term sustainability of our Company, stockholders, employees and the communities we serve.
The Committee approves the compensation for “Named Executive Officers” as defined under SEC Item 402 of Regulation S-K.

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Compensation Discussion and Analysis

Roles of the Committee, Management and Consultant
The Role of the Committee. The Committee operates under a written charter that establishes its responsibilities. A copy of the Committee charter can be found on the Company’s website at
www.nbtbancorp.com/bn/corporate-governance.html. The Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of the Company compensation program. The charter gives the Committee the responsibility for determining the compensation of the CEO based on the Committee’s evaluation of his or her performance. The Committee reviews and approves the CEO’s recommendations for the compensation of the remaining NEOs. The charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. The Committee utilizes a documented Compensation Philosophy as a roadmap for setting overall compensation, which is reviewed annually.
The Role of the CEO. The CEO does not provide recommendations concerning his own compensation, nor is he present when his compensation is discussed by the Committee. The Committee, with input from its independent compensation consultant, discusses the elements of his compensation in executive session and makes a recommendation to all of the non-management members of the Board for discussion and final approval. The CEO provides compensation recommendations for the other NEOs.
The Role of the Independent Consultant. The Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The independent compensation consultant performs a competitive assessment of the Company’s executive compensation programs and a pay analysis. The annual executive compensation assessment includes, but is not limited to, an assessment of the Company’s compensation program compared to those of its peers, TDC opportunities, an assessment of the Company’s financial performance relative to its peers and a review of the alignment of pay and performance. The assessments provide the Committee with a broad array of information from which to evaluate the effectiveness of its compensation programs and serve as a foundation for compensation decisions.
In addition to providing annual assessments, the consultant advises the Committee on best practices in light of the changes in the banking and corporate regulatory environment and assists the Committee in designing compensation arrangements that reflect the Company’s compensation philosophy. While the Committee considers input from the consultant when making compensation decisions, the Committee’s final decisions reflect many factors and considerations.
Meridian Compensation Partners, LLC (“Meridian”) was engaged to serve as the Committee’s compensation consultant for 2022 through 2025 compensation decisions. Meridian reported directly to the Committee and did not provide any other services to the Company. The Committee has analyzed the work of Meridian and determined there were no conflicts of interest, taking into consideration the following factors, among others: (1) the provision of other services to the Company; (2) the amount of fees from the Company paid as a percentage of the firm’s total revenue; (3) internal policies and procedures within each consulting firm that are designed to prevent conflicts of interest; (4) any business or personal relationship of Meridian or the individual compensation advisors employed by each with an executive officer of the Company; (5) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (6) any stock of the Company owned by the firms or the individual compensation advisors employed.
Benchmarking
The compensation review process entailed the use of survey data and peer group information prepared and presented by the consultant. The peer group used as reference for 2024 TDC and financial performance comparisons consists of community-based banking organizations with assets between $6.5 billion and $28 billion (approximately 0.5x – 2x the Company’s asset size), operating in a market similar to the Company’s and competing for comparable executive talent. The peer group utilized for the 2024 pay analysis consisted of the following companies.

Berkshire Hills Bancorp, Inc.	First Financial Bancorp.	Park National Corporation
Brookline Bancorp, Inc.	First Merchants Corporation	Premier Financial Corp.
Community Financial System, Inc.	Fulton Financial Corporation	Provident Financial Services, Inc.
Dime Community Bancshares, Inc.	Independent Bank Corp.	S&T Bancorp, Inc.
Eastern Bankshares, Inc.	Northwest Bancshares, Inc.	Tompkins Financial Corporation
First Busey Corporation	OceanFirst Financial Corp.	WesBanco, Inc.
First Commonwealth Financial Corporation

32

Compensation Discussion and Analysis

The Committee generally sets target TDC, which reflects base salary, short-term incentives and long-term incentives that are commensurate with market median (or practice) for each individual’s role. After reviewing the benchmark study, the Committee determined the TDC targets are appropriate and consistent with this approach. It is important to note that this market data was not the sole determinant in setting executive pay levels. The Committee also considers corporate and individual performance, the nature of an individual’s role within the Company, as well as the individual’s experience and contributions to his or her current role when making its compensation-related decisions.
Pay for Performance
One of the executive compensation program's core principles is aligning pay and performance. The Committee reviews key financial metrics on both an absolute and relative basis before making pay decisions. These metrics are mostly tied to the primary performance metrics in the short- and long-term incentive plans.
Say-on-Pay and Say-on-Frequency Results
The annual advisory vote on executive compensation (“Say-on-Pay”) was strongly endorsed at NBT’s 2024 annual meeting of stockholders, with 96.2% of stockholders voting in favor. The Committee considered the results of the prior Say-on-Pay vote and feedback from stockholders, including other factors discussed in this CD&A, when determining 2024 executive compensation.
Based on the results of the most recent non-binding stockholder advisory vote on the frequency of stockholder votes on executive compensation, the Committee and the Board determined that a stockholder advisory vote on executive compensation will take place every year, until and unless stockholders vote to hold such an advisory vote with a different frequency, at which time the Board will carefully consider the stockholder vote resulting from the proposal and continue to evaluate the options for how frequently it holds “Say-on-Pay” votes.
2024 Compensation Decisions
Base Salary
The Committee reviews executive base salaries annually. Base salary is the only fixed portion of compensation for salaried employees of the Company, including the NEOs. The Company has entered into employment agreements with each NEO providing for a minimum base salary, subject to annual adjustments upon the Committee’s approval.
In 2024, the Committee determined the base salaries of the NEOs based on the Company’s guiding principles and the competitive market. In March 2024, Watt received a 2.6% salary increase; Kingsley, Burns, Stagliano and Mahoney each received a 2.5% salary increase; and Wiles received a 6.0% salary increase, to maintain market-competitive base salaries and recognize their performance and contributions. The Committee’s recommendations were in line with the results of the compensation analysis. In conjunction with the CEO and leadership succession in May 2024 (see CEO Succession section of this Compensation Discussion and Analysis), the following NEOs had a mid-year salary change as follows: Watt’s salary was reduced from $882,000 to $440,000, Kingsley received a salary increase from $538,445 to $800,000, Burns received a salary increase from $306,474 to $400,000 and Stagliano received a salary increase from $461,361 to $530,000. Below are the base salaries for the NEOs on December 31, 2024.

Named Executive Officer	December 31, 2024 Base Salary	2024 Base Salary Increase or (Decrease)(1)
John H. Watt, Jr.	$440,000	(48.8)%
Scott A. Kingsley	$800,000	52.3%
Annette L. Burns	$400,000	33.8%
Joseph R. Stagliano	$530,000	17.7%
Ruth H. Mahoney	$425,372	2.5%
Amy C. Wiles	$406,179	6.0%

(1)	Compared to December 31, 2023

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Compensation Discussion and Analysis

Variable Compensation
In addition to fixed base salaries, the Company provides cash and equity-based incentive compensation. Incentive compensation varies in amount depending on the factors discussed below and is designed to promote superior performance and achievement of corporate goals, to encourage the growth of stockholder value, and to share the long-term growth and profitability of the Company with key employees.
Executive Incentive Compensation Plan (“EICP”)
The EICP is a short-term cash incentive plan that directly ties annual cash awards to the Company’s performance as measured by predefined performance objectives. The EICP target opportunities are defined as a percentage of base salary with payouts considering a combination of corporate performance goals and individual performance objectives reflecting each executive’s role and responsibilities. When determining the payouts under the EICP, the Committee may objectively adjust the reported performance results considering any of the following events that occur during a performance period: (1) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (2) any reorganization and restructuring programs, (3) acquisitions or divestitures activity and related expenses and (4) other unusual or unplanned events.
The Committee set the incentive opportunities for each NEO to provide market-competitive total direct compensation and to retain and attract executive talent. As shown below, three executives' incentive opportunities were adjusted with the CEO and leadership succession in May 2024 (see CEO Succession section of this Compensation Discussion and Analysis). These executives’ full year 2024 target EICP opportunity was based on the sum of (i) the executive’s prorated opportunity from January 1 – May 21, 2024 plus (ii) the executive’s prorated opportunity from May 22 - December 31, 2024. The EICP requires an executive to be in a designated position and an employee at the end of the performance period. Watt resigned from the CEO and President position and was not eligible for EICP payouts. Prior to Burns’ promotion to CFO from January 1 – May 21, 2024, she was eligible for STI compensation under the employee bonus plan with target incentive compensation of 31%.

Named Executive Officer	January 1 – May 21 2024 Target EICP (% of Base Salary)	May 22 – December 31 2024 Target EICP (% of Base Salary)
John H. Watt, Jr.	75%	N/A
Scott A. Kingsley	45%	75%
Annette L. Burns	—	45%
Joseph R. Stagliano	45%	50%
Ruth H. Mahoney	45%	45%
Amy C. Wiles	45%	45%

2024 Goals and Performance
At the beginning of each year, the Committee determines the performance metrics and goals under the EICP. The Committee considers the Company’s strategic plan, current interest rate environment and macroeconomic conditions when selecting the performance metrics and goals. The incentive metrics are selected within a context of a long-term objective of building stockholder value and discouraging undue risk taking for short-term gains.
The 2024 EICP is based on five financial metrics and two strategic goals. The Committee adjusted weight allocation compared to the 2023 EICP by reducing the weight for EPS from 50% to 40% while increasing the weight for strategic goals from 10% to 20% to focus on noninterest income growth.

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Compensation Discussion and Analysis

Metric	Weight	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Achievement in 2024	Weighted Attainment Percentage in 2024
EPS	40%	$2.55	$2.80	$3.05	$2.99(1)	55.20%
Loan Growth	10%	3.0%	4.8%	6.6%	6.28%	14.11%
Deposit Growth	10%	1.9%	2.9%	3.9%	3.94%	15.00%
Net Charge-off Ratio	10%	0.40%	0.25%	0.10%	0.18%	12.33%
Efficiency Ratio	10%	66.4%	63.9%	61.4%	63.72%(2)	10.36%
Revenue Growth for Non-Banking Lines of Business	10%	5.0%	10.0%	15.0%	17.89%	15.00%
Comprehensive Fee Review	10%	5.0%	10.0%	15.0%	Target achieved	10.00%
Total	100%	Sum of Attained Level				132.0%

(1)	Excludes $1.5 million or $0.02 diluted earnings per share of acquisition expenses.
(2)	Refer to Appendix A of this Proxy Statement for Non-GAAP reconciliation.
In addition to corporate performance, the Committee considers individual performance objectives when approving the overall payout for each NEO. The Committee sets the individual performance objectives for the CEO. The CEO provides input for the individual performance objectives for the other NEOs. Each NEO has several individual performance objectives tied to the NEO’s respective corporate responsibilities and the Company’s overall strategic plan. Objectives that are more critical to the Company are given more significant weight than others. The calculated payout level based on the scorecard performance is subject to reduction based on each NEO’s individual performance objectives, with the maximum possible reduction being 100% of the award otherwise payable.
Payout
For 2024, the composite achievement on the scorecard was 132% of target, and therefore, short-term incentive compensation was paid at 132% of target level.
For 2024, the Committee also considered individual performance and has discretion to reduce the payout level based on each NEO’s achievement of performance objectives, but no such reduction occurred for the 2024 payouts.

Named Executive Officer	2024 Target Incentive ($)(1)	Actual Performance Achievement	2024 Incentive Earned ($)
John H. Watt, Jr.	—	132%	—
Scott A. Kingsley	$507,541	132%	$669,954
Annette L. Burns	$158,426	132%	$209,123
Joseph R. Stagliano	$254,791	132%	$336,624
Ruth H. Mahoney	$191,417	132%	$252,671
Amy C. Wiles	$182,781	132%	$241,271

(1)
Target incentive for Kingsley, Burns and Stagliano is prorated based on time in position. Prior to promotion to CFO, Burns was eligible for the pro-rata portion of STI compensation under the employee bonus plan. Both plans paid out at 132% of target.

35

Compensation Discussion and Analysis

Long-Term Incentive Awards
The following provides an overview of the key features of the Company’s LTIP.

Feature	LTIP
Long-term Incentive Mix
Performance Units (50% of target award): Vest based on the Company’s achievement of specific performance goals established on the grant date (the outcome of which is substantially uncertain on such date) over a three-year performance period; and

Retention Units (50% of target award): Time-based Restricted Stock Units subject to a five-year vesting schedule.

Vesting	Performance Units: 3-year cliff vesting. Retention Units: 5-year ratable vesting.
Performance Measurement Period	3-year relative performance.
Metrics	Two key shareholder aligned metrics: 3-year average ROATCE and 3-year relative TSR.
Performance Comparison Group	Performance comparison group consists of 37 banks with assets between $7.5 billion and $30 billion and headquarters located in the Mid-Atlantic and Northeast regions of the United States.
Payout Ranges and Goals	Payout ranges, 50% - 150% of the target with performance goals based on a percentile rank within the performance comparison group.

2024 Executive Long-Term Incentive and Retention Equity Awards
In May 2024, the Committee granted each NEO Long-Term Incentive and Retention Equity Awards under the 2024 Plan. The long-term incentive awards are generally granted at the target level but can vary from target values to reflect corporate and individual performance and unique circumstances. LTI awards (in the form of restricted stock units) are long-term, equity-based incentives that link executive compensation to the Company’s profitability and stockholder value. In conjunction with the CEO and leadership succession, for Watt only, Retention Units were 100% of his target award.
Each participant has a target opportunity, defined as a percentage of base salary, which may be reduced by individual factors. The Committee evaluated individual factors and granted the following awards in 2024:

Named Executive Officer	Target Opportunity (% of Salary)	Retention Units	Performance Units
John H. Watt, Jr.	90%	20,678	—
Scott A. Kingsley	90%	9,097	9,097
Annette L. Burns	55%	2,866	2,866
Joseph R. Stagliano	65%	3,680	3,680
Ruth H. Mahoney	55%	2,743	2,743
Amy C. Wiles	55%	2,910	2,910

The number of units granted is based on the closing price of the Company’s common stock on the date of the grant. No dividends or dividend equivalents are currently paid on any unvested awards. At the time of grant, both the Performance Units and Retention Units could be reduced based on individual performance.
2024 Performance Units
The performance unit awards granted in 2024 provide our NEOs with the opportunity to receive between 0% and 150% of the performance units based on NBT’s level of achievement of the following performance goals during the three-year performance period beginning on January 1, 2024 and ending on December 31, 2026.

	2024 – 2026 Performance Units Performance Goals
Performance Goals	Weight %	Threshold (50%)	Target (100%)	Maximum (150%)
Relative 3-year average ROATCE	70%	35th Percentile	55th Percentile	75th Percentile
Relative 3-year TSR	30%	35th Percentile	55th Percentile	75th Percentile

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Compensation Discussion and Analysis

The performance comparison group for the relative ROATCE and TSR metrics consists of the following companies:
Fulton Financial Corporation, Eastern Bankshares, Inc., WSFS Financial Corporation, Independent Bank Corp., First BanCorp., Heartland Financial USA, Inc., Customers Bancorp, Inc., First Financial Bancorp., Community Financial System, Inc., First Merchants Corporation, TFS Financial Corporation, Northwest Bancshares, Inc., Enterprise Financial Services Corp, Provident Financial Services, Inc., Sandy Spring Bancorp, Inc., First Busey Corporation, OceanFirst Financial Corp., Berkshire Hills Bancorp, Inc., Dime Community Bancshares, Inc., Eagle Bancorp, Inc., Lakeland Bancorp, Inc., OFG Bancorp, Merchants Bancorp, First Commonwealth Financial, Park National Corporation, Capitol Federal Financial, Inc., S&T Bancorp, Inc., Columbia Financial, Inc., Brookline Bancorp, Inc., ConnectOne Bancorp, Inc., Flushing Financial Corporation, 1st Source Corporation, Tompkins Financial Corporation, Stock Yards Bancorp, Inc., Amalgamated Financial Corp. and Premier Financial Corp.
If any of the performance comparison group companies is de-registered or acquired prior to the end of the performance period, it will be removed for the entire performance period and will not be replaced.
Other Compensation Practices, Policies and Guidelines
Stock Ownership Guidelines
To reinforce alignment with stockholders’ interests, the Committee maintains stock ownership guidelines for the Board and the Company’s EMT, including the NEOs.
In January 2025, the Committee reviewed our Stock Ownership Guidelines (“Guidelines”) compared to the peer practices and made the following adjustments to be consistent with market practice.
•	Increase the ownership requirement level
•	Implement self-cure provision in lieu of compliance period
•	Include unvested time-based restricted stock units towards ownership level for the Guidelines
EMT members and non-employee directors are required to own shares of the Company’s common stock equal in value to the following schedule:

Stock Ownership Guidelines
Positions Held with NBT and NBT Bank	Prior Share Requirement	New Share Requirement
NBT Bancorp Inc. President and CEO	3x Base Salary	4x Base Salary
President of NBT Bank, N.A.	1.5x Base Salary	2x Base Salary
Other Executive Vice Presidents	0.75x Base Salary	1.5x Base Salary
Board of Directors	5,000 Shares	5x Annual Board Cash Retainer

For this purpose, stock ownership includes:
•	Shares owned directly
•	Shares owned indirectly (e.g., by a spouse or a trust) if EMT members or directors have a pecuniary interest in such shares
•	Unvested shares of time-based restricted stock units (but not unvested/unearned performance-based restricted stock units)
•	Shares held in benefit plans (e.g., ESOP, 401(k) Plan)
The Committee reviews the value of a participant’s holdings at the end of each fiscal year. The value of holdings is based on the higher of the closing price on the last day of the year or the average closing price of the Company’s common stock for the year.
Until the Guidelines are met, participants are required to hold all of their vested restricted stock after tax from the Company’s incentive plans or other equity compensation arrangements until the Committee confirms that the ownership guidelines have been satisfied.

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Compensation Discussion and Analysis

Hedging and Pledging Policies
All directors and employees, including the NEOs, are prohibited from engaging in any speculative transaction designed to hedge or offset any decrease in the market value of the Company’s securities, including hedging of the Company’s common stock. The Company also prohibits any pledging of Company securities in a margin account and restricts all other pledging of any Company securities by requiring directors and employees to obtain the prior approval of the CEO, CFO or General Counsel before entering into any such agreement.
Incentive Recovery Policies
The NEOs’ incentive compensation is subject to recovery by the Company under certain circumstances as set forth under Policies on Recovery of Awards section in this document.
Insider Trading Policy
The Company has adopted an Insider Trading and Information Policy that governs the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy is filed as Exhibit 19 to the Company’s Form 10-K for the year ended December 31, 2024.
Risk Assessment
A formal risk assessment of the Company’s incentive compensation plans is performed annually. A risk assessment matrix is used which considers and analyzes the following factors.
•	Type of award and who was eligible for the award;
•	Performance metrics associated with each plan;
•	Conditions of payout;
•	Responsible for granting awards and assessing performance;
•	Potential risk features in plan design;
•	Major business risks impacted by performance metrics;
•	Evaluation of alignment of performance metrics with overall strategy;
•	Evaluation of internal controls to prevent the manipulation of the budgeting process or performance outcomes;
•	Assessing the overall plan risk level as low, moderate or high;
•	Possible risk mitigants; and
•	Conclusion as to whether the plan is reasonably like to result in adverse material risk.
The annual risk assessment process is overseen by the Chief Risk Officer, Chief Human Resources Officer and Chief Financial Officer, and is reviewed annually by the Committee.
Employment Agreements
All NEOs have an active employment agreement; See Employment Agreements and Change in Control Agreements section for details. Watt’s employment agreement terminated when he transitioned from President and Chief Executive Officer to a Strategic Advisor role. At that time, he entered into a compensation and benefits arrangement that ended when he retired on January 31, 2025.

38

Compensation Discussion and Analysis

Retirement Plans
Defined Benefit Pension Plan
The eligible NEOs participate in the Pension Plan, which is a noncontributory, tax-qualified defined benefit pension plan. The Pension Plan is available to all Company employees who have attained age 21 and have completed one year of service, as defined in the Pension Plan. The Pension Plan provides for 100% vesting after three years of qualified service. The Pension Plan has a cash balance feature, in which all of the eligible NEOs participate. The footnotes to the Pension Benefits Table included herein, including the narrative discussion that follows such table, contain a detailed description of the defined benefit/cash balance pension plan, including a description of the eligibility, crediting, vesting, mortality, and other terms and assumptions used for the calculation of Pension Plan benefits. Participants in the Pension Plan are eligible for additional discretionary contributions to the 401(k) & ESOP in lieu of interest credits to the cash balance portion of the Pension Plan.
Supplemental Retirement Benefits
The CEO participates in a SERP, which is principally designed to restore benefits that would have been paid to him if certain federal tax limitations were not in effect, as well as to attract and retain qualified and experienced executive officers. The SERP is embodied in an agreement between the Company and the CEO. The narrative that follows the Nonqualified Deferred Compensation table included herein contains a detailed description of the SERP.
401(k) & Employee Stock Ownership Plan (ESOP)
The 401(k) & ESOP is a tax-qualified defined contribution retirement savings plan available to all Company employees who have attained age 21 and are either scheduled to complete one year of service or have completed one year of service (1,000 hours of service in a twelve-month period), as defined by the 401(k) & ESOP. Employees are eligible to enroll on the first of the month following 30 days of service. Participants in the 401(k) & ESOP may contribute up to the limit prescribed by the Internal Revenue Service on a before-tax or after-tax basis. The Company matches 100% of the first 1% of pay contributed to the plan plus 50% of the next 5% of compensation for a maximum matching contribution of 3.5% of compensation. Additionally, the Company can make discretionary contributions to the 401(k) & ESOP based on its financial performance. All Company contributions to this retirement plan since 2013 have been made in cash. Safe Harbor matching contributions are 100% vested upon completion of two years of service. Discretionary contributions vest at the rate of 20% per year with full vesting following five years of benefit service. Prior to 2013, Company contributions were made in Company stock. The NEOs participate in the 401(k) & ESOP. The Company may make discretionary contributions to the 401(k) portion of the 401(k) & ESOP to offset the elimination of interest credits to the Pension Plan, as described above. The value of Company contributions to the 401(k) & ESOP are included in the Summary Compensation Table included herein.
Deferred Compensation Plan and Other Compensation Deferrals
The Deferred Compensation Plan allows the NEOs, and such other key employees as the Committee may approve annually, to defer some or all of their salary and/or bonus, to a future date. The Deferred Compensation Plan also permits the Company to make discretionary contributions to the accounts of eligible employees. Eligible employees are generally those employees determined to be highly-compensated employees of the Company. In addition, the Omnibus Plans permit award recipients to defer receipt of vested equity awards to a future date. Certain NEOs elected to defer compensation or received discretionary contributions as detailed in the Nonqualified Deferred Compensation table included herein. The Company awarded Kingsley, Burns, Stagliano, Mahoney and Wiles $256,000, $60,000, $132,500, $63,806 and $101,545, respectively, as discretionary contributions to the Deferred Compensation Plan based upon their 2024 performance. Company contributions are not subject to vesting provisions after 3 years of service.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits that the Committee and the Company believe are reasonable and consistent with the Company’s guiding compensation principles. These benefits enable the Company to attract and retain superior employees for key positions. During 2024, these benefits included the use of Company-owned automobiles or car allowance, disability insurance, long-term care insurance and for certain NEOs, club memberships and financial planning. The Company maintained a split-dollar bank-owned life insurance policy for the benefit of the Company and John Watt while he was CEO, which continues at a reduced level while he remains on

39

Compensation Discussion and Analysis

the Board of Directors. For NEOs that have the use of a Company-owned automobile, any personal mileage incurred by the executive is taxed as additional compensation in accordance with Internal Revenue Service (“IRS”) regulations. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. The dollar amount of these benefits is reflected in the Summary Compensation Table included herein. The aggregate amounts of perquisites and other personal benefits paid to Burns, Stagliano and Mahoney were determined to be less than the established reporting thresholds for detailed disclosure.
Tax and Accounting Matters
Section 162(m)
Section 162(m) of the Code (“Section 162(m)”) generally disallows a tax deduction to a company for compensation in excess of one million dollars paid per year to a company’s CEO, CFO and each of its three other most highly compensated executive officers, including certain former executive officers.
The Committee considers the tax deductibility of compensation as one factor when considering executive compensation program alternatives. The Committee has in the past approved and has reserved the right in the future to approve compensation that does not qualify for deductibility in circumstances it deems in the Company’s best interests. The Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success.
Section 409A
Section 409A of the Code (“Section 409A”) generally provides that amounts deferred under a nonqualified deferred compensation plan are currently includible in an employee’s gross income to the extent not subject to a substantial risk of forfeiture, unless certain requirements are met or exemptions apply. Section 409A applies to most forms of deferred compensation, including but not limited to, nonqualified deferred compensation plans or arrangements, certain equity-based performance awards and severance plans or individual severance arrangements contained within employment agreements. Generally, under Section 409A, any severance arrangement not in compliance with Section 409A covering an NEO pursuant to an employment or change in control agreement, any deferrals under a nonqualified deferred compensation plan that do not comply with Section 409A, or any stock option award grants with an exercise price of less than fair market value on the date of grant may subject the applicable employee to: (1) current income inclusion of the relevant amounts; (2) interest at the IRS underpayment rate; and (3) an additional 20% excise tax. The Nonqualified Deferred Compensation Table included herein provides detailed information about the Company’s nonqualified deferred compensation arrangements.
Sections 4999 and 280G
Section 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under Section 280G of the Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change in control to a disqualified individual (which terms include the NEOs) equal or exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one times the individual’s base amount.
All the Company’s NEO employment agreements provide for a cutback of change in control benefits in circumstances where the executive would not be better off on a net after-tax basis by at least $100,000 or $50,000 (depending on the employment agreement) by being paid the full change in control benefit. In circumstances where the executive will be better off by at least $100,000 or $50,000 (depending on the employment agreement) on a net after-tax basis by being paid the full change in control benefit owed, the executive will be responsible for the payment of all excise taxes. However, neither the Company nor NBT Bank will be permitted to claim a federal income tax deduction for the portion of the change in control benefit that constitutes an “excess parachute payment.”
Accounting Considerations
The Committee is informed of the financial statement implications of the components of the compensation program for NEOs. However, a compensation component’s contribution to the objectives of the Company’s compensation program and its projected economic cost, which may or may not be reflected on the Company’s financial statements, are the main elements of NEO compensation decisions.

40

Compensation Discussion and Analysis

Executive Compensation
The following table sets forth information regarding compensation earned by each of the NEOs. The compensation received by each NEO was a combination of cash and equity compensation and short-term and long-term compensation. The Committee concluded that this mix reflects the compensation principles discussed in the Compensation Discussion and Analysis, as applied to each NEO’s responsibilities and performance.
Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
John H. Watt, Jr. Special Advisor and Former President and Chief Executive Officer	2024	615,969	718,354	—	1,216,039	142,624	2,692,986
	2023	860,000	685,744	—	585,612	390,844	2,522,200
	2022	835,000	718,779	939,375	255,176	366,584	3,114,914
Scott A. Kingsley President and Chief Executive Officer	2024	690,841	628,585	669,954	157,092	291,283	2,437,755
	2023	525,313	255,960	—	4,060	78,934	864,267
	2022	512,500	376,793	348,500	3,289	110,563	1,351,645
Annette L. Burns Executive Vice President and Chief Financial Officer	2024	360,433	302,225	209,123	2,811	80,205	954,797
Joseph R. Stagliano Executive Vice President and President of NBT Bank, N.A.	2024	499,853	254,281	336,624	888	155,116	1,246,762
	2023	450,108	208,355	—	22,450	59,649	740,562
	2022	439,130	230,999	283,678	—	86,930	1,040,737
Ruth H. Mahoney Executive Vice President and President of Wealth Management	2024	423,377	293,726	252,671	3,380	85,531	1,058,685
	2023	414,997	181,966	—	3,542	103,832	704,337
	2022	404,875	287,942	247,784	2,849	131,709	1,075,159
Amy C. Wiles Executive Vice President and Chief Credit & Risk Officer	2024	401,758	380,725	241,271	1,769	137,232	1,162,755

(1)
Certain NEOs deferred a portion of their salary. The deferred portion of their 2024 salary is included in the amounts set forth in the table and is detailed in the Nonqualified Deferred Compensation table included herein.

(2)
These amounts reflect the aggregate grant date fair value of the performance-based restricted stock unit awards and the retention restricted stock unit awards granted under the Omnibus Plan, computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the fair value of the 2024 stock awards are materially consistent with those used to calculate the 2024 stock expense, which are set forth in footnote 13 to the Company’s audited consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2024. For performance-based restricted stock units, the grant date fair value is based on the number of units that was earned at 100% of target based on 2024 performance, 100% of target based on 2023 performance and 110% of target based upon 2022 performance. The value of the award assuming the highest level of performance conditions are achieved for the 2024, 2023 and 2022 awards (if applicable) would be: Watt ($506,152 and $376,497); Kingsley ($468,832, $188,926 and $141,212); Burns ($147,705), Stagliano ($189,656, $153,789 and $120,995); Mahoney ($141,366, $134,310 and $111,560); and Wiles ($149,973). For the number of retention and performance-based restricted stock units awarded in 2024, see the Grants of Plan-Based Awards Table.

(3)
These amounts reflect cash awards to Watt, Kingsley, Burns, Stagliano, Mahoney and Wiles under the EICP in 2024 and 2022, which were paid within the first quarter of the following calendar year. Certain NEOs deferred a portion of the 2024 and 2022 awards.

(4)
The amounts reflect solely the actuarial increase in the present value of the NEOs’ benefits under all qualified and non-qualified pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements as set forth in footnote 12 to the Company’s audited consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2024, and includes amounts which the NEOs may not currently be entitled to receive because such amounts are not vested. With respect to Stagliano, no amount is reported in the table for 2022 as the change in the actuarial present value of his benefits under all qualified and non-qualified pension plans was -$5,889. This was largely due to the increase in the discount rate used to value the change in actuarial present value (increased from 3.23% to 5.54%).

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Compensation Discussion and Analysis

(5)	These amounts reflect the following items as applicable for each NEO for 2024:

Compensation	John H. Watt, Jr.	Scott A. Kingsley	Annette L. Burns	Joseph R. Stagliano	Ruth H. Mahoney	Amy C. Wiles
Value of employer matching and discretionary contributions to the 401(k) & ESOP	$34,092	$15,801	$17,468	$18,831	$15,801	$15,327
Value of life and disability insurance premiums paid by the Company	$7,957	$5,199	$2,737	$3,785	$5,924	$6,944
Value of Perquisites and Other Personal Benefits (a)	$38,927	$14,283	$—	$—	$—	$10,633
Value of employer contributions to the Deferred Compensation Plan earned in 2024 (b)	$—	$256,000	$60,000	$132,500	$63,806	$101,545
Value of dividends on deferred equity awards	$61,648	$—	$—	$—	$—	$2,783

(a)
The amount shown for Watt consists of personal vehicle use of $7,857, club memberships of $1,070 and financial planning of $30,000. The amount shown for Kingsley consists of personal vehicle use of $4,315 and club memberships of $9,968. The amount shown for Wiles consists of personal vehicle use of $10,633.

(b)
The Committee approved a discretionary contribution of 32% of Kingsley’s base salary, 25% of Stagliano’s and Wiles base salary and of 15% of Burns and Mahoney’s base salary in January 2025 as a result of their 2024 performance.

42

Compensation Discussion and Analysis

Grants of Plan-Based Awards
The following table provides information about plan-based awards to the NEOs under the Company’s cash and equity incentive plans during 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares or Stock Units (#) (3)	Grant Date Fair Market Value ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John H. Watt, Jr.	5/21/2024	—	—	—	—	—	—		—
	5/21/2024							20,678	718,354
Scott A. Kingsley	5/21/2024	25,377	507,541	761,312	4,549	9,097	13,645		312,555
	5/21/2024							9,097	316,030
Annette L. Burns	5/21/2024	7,921	158,426	237,639	1,433	2,866	4,298		98,470
	5/21/2024							2,866	99,565
	5/21/2024(4)							3,000	104,190
Joseph R. Stagliano	5/21/2024	12,740	254,791	382,187	1,840	3,680	5,519		126,438
	5/21/2024							3,680	127,843
Ruth H. Mahoney	5/21/2024	9,571	191,417	287,126	1,372	2,743	4,144		94,244
	5/21/2024							2,743	95,292
	5/21/2024(4)							3,000	104,190
Amy C. Wiles	5/21/2024	9,139	182,781	274,172	1,455	2,910	4,365		99,982
	5/21/2024							2,910	101,093
	5/21/2024(4)							5,000	179,650

(1)
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards are a product of a percentage of base salary in accordance with the EICP, a detailed description of which appears in the Executive Incentive Compensation Plan section included herein. The estimated payouts for Kingsley, Burns and Stagliano are prorated based on time in position.

(2)
The restricted stock units in columns (f), (g) and (h) represent performance-based restricted stock unit awards issued pursuant to the 2024 Plan. The performance-based restricted stock units are earned over a three-year performance period, based on relative three-year average ROATCE and relative three-year TSR. Relative performance will assess the Company’s performance compared to a Custom Industry Index (as defined in the award agreement). The performance period is January 1, 2024 to December 31, 2026. Depending on the achievement level of the three-year performance goals, the NEOs may receive the maximum, target, or no shares from this award. Actual vesting will occur after the Committee has reviewed and approved the performance results following the performance period and after the release of the financial results of the Custom Industry Index.

(3)
The restricted stock units in column (i) represent the retention restricted stock unit awards issued pursuant to the 2024 Plan that vest annually in five substantially equal installments beginning in 2025.

(4)	The May 21, 2024 restricted stock unit awards were issued pursuant to the Omnibus plan which vests 100% in two years for Wiles and vests 100% in three years for Burns and Mahoney.

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Compensation Discussion and Analysis

Outstanding Equity Awards at Fiscal Year-End
The following table provides information about outstanding equity awards under the Company’s equity compensation plans at December 31, 2024, whether granted in 2024 or earlier, including awards that have been transferred other than for value.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
(a)		(g)	(h)	(i)	(j)
John H. Watt, Jr.	5/21/2024	20,678(2)	987,581	—	—
	3/20/2023	8,897(2)	424,921	—	—
	3/20/2023	—	—	11,121 (3)	531,139
	3/21/2022	5,942(2)	283,790	—	—
	3/21/2022	10,894 (4)(5)	520,297	—	—
	3/22/2021	3,608(2)	172,318	—	—
	3/23/2020	2,165(2)	103,400	—	—
Scott A. Kingsley	5/21/2024	9,097(2)	434,473	—	—
	5/21/2024	—	—	13,645 (3)	651,685
	3/20/2023	3,321(2)	158,611	—	—
	3/20/2023	—	—	4,151 (3)(4)	198,252
	7/6/2022	1,000(6)	47,760	—	—
	3/21/2022	2,229(2)	106,457	—	—
	3/21/2022	4,086 (4)(5)	195,147	—	—
Annette L. Burns	5/21/2024	2,866(2)	136,880	—	—
	5/21/2024	3,000(7)	143,280	—	—
	5/21/2024	—	—	4,298 (3)	205,272
	1/23/2023	660(2)	31,522	—	—
	1/23/2023	—	—	275 (3)	13,134
	1/18/2022	300(2)	14,328	—	—
	1/18/2021	572(2)	27,319	—	—
	1/22/2020	86(2)	4,109	—	—
Joseph R. Stagliano	5/21/2024	3,680(2)	175,757	—	—
	5/21/2024	—	—	5,519 (3)	263,587
	3/20/2023	2,704(2)	129,143	—	—
	3/20/2023	—	—	3,379 (3)	161,381
	3/21/2022	1,909(2)	91,174	—	—
	3/21/2022	3,501(5)	167,208	—	—
	3/22/2021	1,163(2)	55,545	—	—
	3/23/2020	785(2)	37,492	—	—
	1/1/2012	1,000(8)	47,760	—	—
Ruth H. Mahoney	5/21/2024	2,743(2)	131,006	—	—
	5/21/2024	3,000(7)	143,280	—	—
	5/21/2024	—	—	4,114 (3)	196,485
	3/20/2023	2,361(2)	112,761	—	—
	3/20/2023	—	—	2,951 (3)	140,940
	8/30/2022	2,100(7)	100,296	—	—
	3/21/2022	1,761(2)	84,105	—	—
	3/21/2022	3,228(5)	154,169	—	—
Amy C. Wiles	5/21/2024	2,910(2)	138,982	—	—
	5/21/2024	5,000(9)	238,800	—	—
	5/21/2024	—	—	4,365 (3)	208,472
	3/20/2023	2,423(2)	115,722	—	—
	3/20/2023	—	—	3,028 (3)(4)	144,617
	3/21/2022	1,617(2)	77,228	—	—
	3/21/2022	2,966(5)	141,656	—	—
	3/22/2021	814(2)	38,877	—	—
	3/23/2020	527(2)	25,170	—	—

(1)	The market values of these shares are based on the closing market price of the Company’s common stock on the Nasdaq Stock Market of $47.76 on December 31, 2024.
(2)	Represents time-based restricted stock unit awards that vest 20% annually over five years.

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Compensation Discussion and Analysis

(3)
Performance based restricted stock unit awards that are measured over a three-year performance period, awards granted in 2024 are represented at maximum and awards granted in 2023 are represented at target.

(4)	The executive has deferred this award.
(5)	Earned performance based restricted stock unit awards measured over a two-year performance period and subject to one-year time-based vesting.
(6)	Represents time-based restricted stock unit awards that vest 33% annually over three years.
(7)	Represents time-based restricted stock unit awards that vest 100% three years after the date of grant.
(8)	Long-Term Incentive Plan awards vest in full upon NEO’s retirement subject to four years of service and reaching age 55.
(9)	Represents time-based restricted stock unit awards that vest 100% two years after the date of grant.
Stock Vested
The following table provides information about shares vested for each NEO during 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
(a)	(d)	(e)
John H. Watt, Jr.	20,630	819,836
Scott A. Kingsley	3,740	155,865
Annette L. Burns	4,757	182,043
Joseph R. Stagliano	6,809	270,590
Ruth H. Mahoney	3,177	137,594
Amy C. Wiles	5,929	231,508

(1)	For Watt, this amount includes 10,179 restricted stock units, the receipt of which was deferred under the terms of the Deferred Compensation Plan and the Omnibus Plans.
(2)	The “Value Realized on Vesting” is equal to the per share market value of the underlying shares on the vesting date multiplied by the number of shares acquired on vesting.
Pension Benefits Table
The following table includes information about each NEO’s benefits under the Company’s Pension Plan and the CEO SERPs. Burns, Stagliano, Mahoney and Wiles do not have a SERP with the Company.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
(a)	(b)	(c)	(d)
John H. Watt, Jr.	NBT Bancorp Inc. Defined Benefit Plan	10.00	873,726
	Supplemental Executive Retirement Plan	8.00	2,450,278
Scott A. Kingsley	NBT Bancorp Inc. Defined Benefit Plan	3.00	74,785
	Supplemental Executive Retirement Plan	1.00	89,656
Annette L. Burns	NBT Bancorp Inc. Defined Benefit Plan	12.00	35,602
Joseph R. Stagliano	NBT Bancorp Inc. Defined Benefit Plan	25.00	177,650
Ruth H. Mahoney	NBT Bancorp Inc. Defined Benefit Plan	3.00	9,771
Amy C. Wiles	NBT Bancorp Inc. Defined Benefit Plan	9.00	60,502

(1)	The above amounts were computed using the following significant assumptions:
•
Mortality for Defined Benefit Plan Benefits — The sex-distinct Amount-Weighted Pri-2012 mortality tables for employees and healthy annuitants with projected mortality improvements using scale MP-2021 on a generational basis. No pre-retirement mortality was assumed.

•
Mortality for SERP Benefits — The sex-distinct white-collar Amount-Weighted Pri-2012 mortality tables for employees and healthy annuitants with projected mortality improvements using scale MP-2021 on a generational basis. No pre-retirement mortality was assumed.

•	Discount Rate — 6.00% for Defined Benefit Plan Benefits, 6.10% for SERP benefits.

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Compensation Discussion and Analysis

•	Salary Increases — 3.00% for Defined Benefit Plan Benefits and SERP benefits.
•	Interest Rate Credit for determining projected cash balance account earned as of December 31, 2009 — 4.54%.
•
Interest rates to annuitize cash balance accounts — The three segment interest rates for November 2024 (4.66%, 5.25% and 5.57%) under Code Section 417(e). Segment 1 is applied to benefit payments expected to be made in the first 5 years, segment 2 is applied to benefit payments expected to be made in the next 15 years and segment 3 is applied thereafter.

•
Mortality to annuitize cash balance accounts — The current applicable mortality table under Code Section 417(e)(3) that would apply to a distribution with an annuity starting date occurring on the measurement date.

•	Assumed Retirement Age — Age 65 for Defined Benefit Plan Benefits, age 66 and 2 months for Watt’s SERP and age 62 for Kingsley’s SERP.
•
Credited service under the Defined Benefit Plan is based on date of participation, not date of hire; the first year of service is excluded. Credited service under each SERP is earned from the effective date of the agreement.

•	ESOP Balance and 401(k) Balance Expected Rate of Return — 8.00% per year for Watt’s and Kingsley’s SERP.
•	Increase in Code Limits — 2.50% per year.
Each NEO participates in the Pension Plan. The Pension Plan is a noncontributory, tax-qualified defined benefit pension plan. Eligible employees are those who have attained age 21 and have completed one year of service in which the employee worked at least 1,000 hours. The Pension Plan provides for 100% vesting after three years of qualified service. Benefits payable as an annuity at age 65 are reduced 3% per year for early retirement. Early retirement eligibility is age 55 with 3 years of service. Watt and Wiles are eligible for retirement as of December 31, 2024. Kingsley, Stagliano and Mahoney are eligible for early retirement as of December 31, 2024. All NEOs are 100% vested as of December 31, 2024. The Pension Plan, as amended and restated effective January 1, 2009, received a favorable determination from the Internal Revenue Service confirming its qualification under Section 401(a) of the Code. This determination letter became effective on October 16, 2015. The Pension Plan was converted to a defined benefit plan with a cash balance feature, effective January 1, 2000. Prior to that date, it operated as a traditional defined benefit pension plan. Each active participant in the Pension Plan as of January 1, 2000 was given a one-time irrevocable election to continue participating in the traditional defined benefit plan design or to begin participating in the new cash balance plan design. All employees who became participants after January 1, 2000 were automatically enrolled in the cash balance plan design. Each of our eligible NEOs participates in the cash balance plan design.
Under the cash balance plan design, hypothetical account balances are established for each participant and pension benefits are generally stated as the lump sum amount in that hypothetical account. However, because a cash balance plan is a defined benefit plan, the annual retirement benefit payable at normal retirement (age 65) is an annuity, which is the actuarial equivalent of the participant’s account balance under the cash balance plan. Participants may elect, with spousal consent if married, to receive their benefits distributed as a lump sum rather than an annuity.
In 2024, benefits under the Pension Plan were computed using a cash balance methodology for participants who converted (as described hereafter) that provides for pay-based credits to the participants’ hypothetical accounts equal to 1.5% to 25% (depending on age and other factors) on the first $345,000 of annual eligible compensation. Eligible compensation under the Pension Plan is defined as fixed basic annual salary or wages, commissions, overtime, cash bonuses, and any amount contributed by the Company at the participant’s direction pursuant to a salary reduction agreement and excludible from the participant’s gross income under the Code, but excluding any other form of remuneration, regardless of the manner calculated or paid, such as amounts realized from severance pay or the Company’s cost for any public or private benefit plan, including the Pension Plan. In addition to the pay-based service credits, annual interest credits are made to the participant’s account balance based on the average annual yield on 30-year U.S. Treasury securities from November of the prior year. Effective December 31, 2009, the Pension Plan was amended so that future pay-based credits will not receive interest credits within the cash balance plan. The interest credits on future pay-based credits will be made as discretionary Company contributions to the 401(k) & ESOP. Hypothetical account balances as of December 31, 2009 will continue to receive annual interest credits as described above. The Pension Plan was amended, effective March 1, 2013, to reduce the future annual pay-based credits for most cash balance design participants from 5% to 2.50% per year. The amendment also froze benefit accruals as of March 1, 2013 for all participants who as of January 1, 2000 elected to continue participating in the

46

Compensation Discussion and Analysis

traditional defined benefit plan design; their future benefit accruals will be under the cash balance design with annual pay-based credits of 2.50%. The Pension Plan was further amended to provide annual pay-based credits to participants hired on or after January 1, 2017 at a rate of 1.50% per year. The Pension Plan was amended to provide Watt with a $220,000 increase in his account balance as of December 31, 2023, with a subsequent amendment to provide him with a $200,000 increase as of December 31, 2024. The Pension Plan was amended to provide Kingsley with a 23.5% increase in his service credit percentage as of January 1, 2024. For 2024, the pay-based credits for Watt, Kingsley, Burns, Stagliano, Mahoney and Wiles were 20%, 25%, 2.5%, 2.5%, 1.5% and 2.5%, respectively. The Company’s contributions to the Pension Plan in 2024 for Watt, Kingsley, Burns, Stagliano, Mahoney and Wiles were $69,000, $86,250, $8,625, $8,625 $5,175 and $8,625, respectively. There were no payments made to NEOs under the Pension Plan or CEO SERPs during 2024.
Nonqualified Deferred Compensation
The following table includes information about the activity in, amounts earned, and balances of, the CEO’s SERP and accounts under the Deferred Compensation Plan for the fiscal year ending December 31, 2024.

Name	Executive Contributions ($) (1) (2)	Company Contributions ($) (3) (4)	Aggregate Earnings ($) (5)	Aggregate Distributions ($)	Aggregate Balance at December 31, 2024 ($)
John H. Watt, Jr.	402,943	913,893	657,702	—	8,176,056
Scott A. Kingsley	69,084	345,290	76,323	—	1,012,322
Annette L. Burns	—	60,000	—	—	60,000
Joseph R. Stagliano	—	132,500	205,650	—	1,375,586
Ruth H. Mahoney	30,000	63,806	72,485	—	488,830
Amy C. Wiles	60,264	101,545	126,989	(37,865)	853,661

(1)
Watt contributed $30,799 to the Deferred Compensation Plan, which was reported as salary in the Summary Compensation Table included herein. Kingsley contributed $69,084 to the Deferred Compensation Plan, which was reported as salary in the Summary Compensation Table included herein. Mahoney contributed $30,000 to the Deferred Compensation Plan, which was reported as non-equity incentive plan compensation in the Summary Compensation Table included herein. Wiles contributed $60,264 to the Deferred Compensation Plan, which was reported as salary in the Summary Compensation Table included herein.

(2)	Includes $372,144 for Watt attributable to restricted stock units that vested in 2024 but which were deferred.
(3)	The Summary Compensation Table includes registrant discretionary contributions earned in 2024, which are reflected under the “All Other Compensation” column in the Summary Compensation Table.
(4)	Includes discretionary contribution amounts earned in 2024 (even if not contributed by the Company until 2025).
(5)
The aggregate earnings are from the Deferred Compensation Plan and the CEO SERPs. The earnings from the Deferred Compensation Plan are due to market value increases on the investments in the Deferred Compensation Plan, which are not an expense to the Company.

Supplemental Retirement Benefits
The Code places certain limitations on pension benefits that may be paid from the trusts of tax- qualified plans, such as the Pension Plan. Because of these limitations and in order to provide certain executives with adequate retirement income, the Company has entered into supplemental retirement agreements which provide retirement benefits to certain NEOs in the manner discussed below.
The Company has entered into a SERP agreement with Watt and Kingsley to provide each executive with supplemental retirement benefits. Watt’s agreement was executed on December 19, 2016. Kingsley’s agreement was executed on May 21, 2024. Each SERP provides the executive with an annual supplemental benefit at normal retirement equal to the difference between (1) the annual amount of the executive’s benefit under the Pension Plan, calculated without giving effect to limitations and restrictions imposed by the Code plus the annual benefit that could be provided by contributions by the Company and NBT Bank (other than the executive’s elective deferrals) to the Company’s 401(k) & ESOP and the earnings on those amounts, calculated by disregarding the limitations and restrictions imposed by the Code and using the actuarial assumptions set out in the Pension Plan, with the exception of a white collar adjustment to the mortality tables and (2) the annual amount of the executive’s benefit under the Pension Plan and the Company’s 401(k) & ESOP, each calculated giving effect to limitations and restrictions imposed

47

Compensation Discussion and Analysis

by the Code. In addition, Watt’s SERP was amended on May 21, 2024 to increase his monthly benefit under the Retirement Income Benefit portion of the SERP by the amount of $6,824, paid in the form of a Joint and 50% Survivor Annuity commencing on his default payment commencement date as defined in the SERP.
Reduced amounts will be payable under the SERP in the event an executive takes early retirement. Certain survivor benefits are provided in the event an executive dies leaving a surviving spouse. Except in the case of early retirement or death, payment of benefits will commence upon the first day of the month following the executive’s attainment of a specified age (age 65 for Watt and Kingsley) or after their separation from service, if later. If the executive retires after reaching age 65, payment of benefits will commence after the mandatory six-month waiting period pursuant to Section 409A of the Code. The SERP for Watt and Kingsley will at all times be unfunded except that, in the event of a change in control, the Company will be required to transfer to a grantor trust an amount sufficient to cover all potential liabilities under the SERP.
Deferred Compensation Plan
The Deferred Compensation Plan allows the NEOs, and such other executives as are selected annually, to defer some or all of their salary and/or bonus, to a future date. Eligible employees are generally those employees determined to be senior management of the Company. The Deferred Compensation Plan provisions allow for a minimum annual deferral election of $1,000 and a maximum of 100% of salary and/or bonus. Deferral of these payments lowers each participant’s compensation for income tax purposes for the year of deferral and allows accumulation of earnings on that deferred compensation on a tax-deferred basis. Participants are required to elect a time of distribution, either a specific date or at time of separation from employment, and a form of distribution, either a lump sum or annual installments for a period of either five or ten years following the elected time of distribution.
The terms and conditions for the deferral of compensation are subject to the provisions of Section 409A of the Code. The Deferred Compensation Plan allows for discretionary Company contributions and has been used as a retirement benefit component of executive compensation for certain NEOs.
Potential Payments Upon Termination or Change in Control
This section describes and quantifies the payments and benefits that would be payable to each NEO in the event of termination of such NEO’s employment or a change in control pursuant to the employment agreements, equity award agreements and supplemental retirement agreements entered into with each NEO, as well as the Company’s benefit plans provided to the NEOs.

48

Compensation Discussion and Analysis

The Company entered into an employment agreement with each NEO. If the NEO's employment is terminated under various scenarios, the NEOs are eligible to receive additional payments under employment agreements, equity award agreements and supplemental retirement agreements. The table below summarizes the arrangements.

Benefit	Death	Retirement	With Out Cause	Change in Control
Severance	N/A	N/A	Base salary for the remaining term of employment agreement but cannot be less than 6-months base salary.	Kingsley, Burns and Stagliano 2.99x (base salary + 3-year average actual bonus) Mahoney and Wiles, 2x base salary.
Outstanding Equity	Time-based Awards - Full vesting acceleration Performance-based Awards - Full vesting acceleration at target at the discretion of the Compensation and Benefits Committee.	Time-based Awards - Full vesting acceleration Performance-based Awards - Pro-rata vesting acceleration at target.	Time-based Awards - Full vesting acceleration Performance-based Awards - Pro-rata vesting acceleration at target.
Time-based Awards - Full vesting acceleration Performance-based Awards - Full vesting acceleration at target for awards with less than half of the performance period has lapsed; otherwise based on actual performance.

SERP	No additional benefit	No additional benefit	No additional benefit	No additional benefit
Other Benefits	No additional benefit	No additional benefit	No additional benefit	Continued benefits for life insurance, health, dental, vision and long-term care insurance plans Kingsley, Burns and Stagliano, 3 years. Mahoney and Wiles, 2 years.
Cutback	N/A	N/A	N/A
Modified best net benefit: if parachute payments are greater than the safe harbor, parachute payments will be reduced below the safe harbor. However, after-tax benefit without cutback is greater than after-tax benefit with cutback by $100,000 or $50,000, depending on the executive, no cutback applied.

49

Compensation Discussion and Analysis

Potential Payments Upon Termination or Change in Control Table
The information in the table below shows potential incremental payments that would have been made to each NEO if the NEO's employment had terminated on December 31, 2024, under various scenarios, including a change in control, utilizing a per share stock price of $47.76, the closing market price of the Company’s common stock on such date. The table does not include the pension benefits or the nonqualified deferred compensation that would be paid to an NEO, which are outlined in the Pension Benefits and Nonqualified Deferred Compensation tables included herein, except to the extent that the NEO is entitled to an additional benefit as a result of termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the scenarios discussed below, any actual amounts paid or distributed may differ from those presented in the following table. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the NEO’s age. Some of the amounts shown in the table, as further described in the related footnotes, have been previously accrued as expenses of the Company and will not impact earnings when paid.

Name	Benefit	Death/Disability ($) (1)	Retirement ($)	Resignation for Good Reason/ Termination w/o Cause ($)	Change in Control ($) (2)
John H. Watt, Jr.	Severance (1)	—	—	169,231	—
	Outstanding Equity	3,023,447	2,846,400	2,846,400	3,023,447
	SERP (2)	—	—	—	219,236
	Other Benefits	—	—	—	—
	Cutback of CIC	—	—	—	—
	Total	3,023,447	2,846,400	3,015,631	3,242,683
Scott A. Kingsley	Severance	—	—	800,000	2,857,917
	Outstanding Equity	1,575,173	—	1,219,440	1,575,173
	SERP (2)	—	—	—	10,454
	Other Benefits	—	—	—	77,720
	Cutback of CIC	—	—	—	—
	Total	1,575,173	—	2,019,440	4,521,264
Annette L. Burns	Severance	—	—	400,000	1,490,633
	Outstanding Equity	507,450	—	411,819	507,450
	Other Benefits	—	—	—	93,274
	Cutback of CIC	—	—	—	(567,690)
	Total	507,450	—	811,819	1,523,667
Joseph R. Stagliano	Severance	—	—	530,000	2,067,707
	Outstanding Equity	1,041,216	870,251	822,491	1,041,216
	Other Benefits	—	—	—	70,300
	Cutback of CIC	—	—	—	—
	Total	1,041,216	870,251	1,352,491	3,179,222
Ruth H. Mahoney	Severance	—	—	425,372	850,744
	Outstanding Equity	997,563	—	863,246	997,563
	Other Benefits	—	—	—	11,822
	Cutback of CIC	—	—	—	—
	Total	997,563	—	1,288,618	1,860,189
Amy C. Wiles	Severance	—	—	406,179	812,359
	Outstanding Equity	1,060,033	967,379	967,379	1,060,033
	Other Benefits	—	—	—	30,807
	Cutback of CIC	—	—	—	—
	Total	1,060,033	967,379	1,373,558	1,903,199

(1)	John Watt is eligible for cash severance only for job elimination under the "Severance Pay Plan."
(2)	Under the Code Section 280(G)(d)(4), the present value shall be determined by using a discount rate equal to 120 percent of the applicable Federal, compounded semiannually.

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Compensation Discussion and Analysis

Agreements with Executive Officers
Employment Agreements and Change in Control Agreements
In May 2024, Watt’s employment agreement was terminated, and the Committee approved new compensation and benefits arrangements. From the period beginning May 21, 2024 and ending January 31, 2025, the date Watt will retire from the Company (the “Transition Period”), Watt received a base salary at an annualized rate of $440,000 and, as a full-time employee of the Company through the end of the Transition Period, with eligible employee benefits such as medical and dental insurance, group life insurance, and long- and short-term disability coverage. Also, the Company and the Bank entered into amendments to Watt’s Split-Dollar Agreement (the “Split-Dollar Amendment”) and Supplemental Retirement Agreement (the “SERP Amendment”). According to the terms of the Split-Dollar Amendment, the portion of the split-dollar life insurance proceeds payable to Watt’s beneficiary upon his death was increased to $1,000,000 and pursuant to the terms of the SERP Amendment, the monthly retirement income benefit payable to Watt under the SERP was increased by $6,824.
Upon CEO succession, the Company entered into new employment agreements with Kingsley, Burns and Stagliano.
Scott A. Kingsley Employment Agreement and Supplemental Retirement Agreement
The Company entered into an employment agreement (the “Kingsley Employment Agreement”) with Scott A. Kingsley in connection with his appointment as President and Chief Executive Officer of the Company and as Chief Executive Officer of the Bank. The Kingsley Employment Agreement will terminate upon the earliest to occur of Kingsley’s death, “Disability” (as defined in the Kingsley Employment Agreement), discharge for “Cause” (as defined in the Kingsley Employment Agreement), resignation for “Good Reason” (as defined in the Kingsley Employment Agreement), resignation other than for “Good Reason”, termination “without Cause” (as defined in the Kingsley Employment Agreement), or January 1, 2026. On December 31, 2025, and each December 31 thereafter, the term of the Kingsley Employment Agreement will automatically extend for one additional year unless either the Company or Kingsley provides notice of non-renewal at least ninety (90) days before the applicable renewal date.
Kingsley’s annual base salary will be $800,000 and subject to annual adjustments, but in no case will his salary be less than $800,000. In addition to an annual base salary, the Kingsley Employment Agreement provides that Kingsley will be eligible to be considered for a performance bonus commensurate with his title and salary grade in accordance with the compensation policies of the Company and provides for the ability to participate in stock benefit plans, employee benefit plans, and other fringe benefits applicable to executive personnel.
The Kingsley Employment Agreement also (i) sets forth Kingsley’s right to severance payments and/or benefits upon his termination of employment and (ii) contains customary non-competition and non-solicitation covenants that apply during the term and until the second anniversary of the expiration or termination of Kingsley’s employment.
Also, the Company entered into a Supplemental Retirement Agreement (the “Kingsley SERP”) with Kingsley to provide Kingsley with supplemental retirement benefits. The Kingsley SERP provides Kingsley with an annual supplemental benefit at normal retirement equal to the difference between (1) the annual amount of Kingsley’s benefit under the Company’s Defined Benefit Pension Plan (the “Pension Plan”), calculated without giving effect to limitations and restrictions imposed by the Code of 1986, as amended (the “Code”), plus the annual benefit that could be provided by contributions by the Company and the Bank (other than Kingsley’s elective deferrals) to the Company’s 401(k) & Employee Stock Ownership Plan (the “401(k) & ESOP”) and the earnings on those amounts, calculated by disregarding the limitations and restrictions imposed by the Code and using the actuarial assumptions set out in the Pension Plan, with the exception of a white collar adjustment to the mortality tables and (2) the annual amount of Kingsley’s benefit under the Pension Plan and the 401(k) & ESOP, each calculated giving effect to limitations and restrictions imposed by the Code. Certain survivor benefits are provided in the event Kingsley dies, leaving a surviving spouse. Except in the case of death, payment of benefits will commence upon the later of (i) first day of the month after Kingsley attains age 62, (ii) the first day of the seventh month following the date of termination or (iii) the date previously elected by Kingsley in a valid payment election in accordance with the Kingsley SERP. The Kingsley SERP will always be unfunded except that, in the event of a change in control, the Company will be required to transfer to a grantor trust an amount sufficient to cover all potential liabilities under the Kingsley SERP.

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Compensation Discussion and Analysis

Annette L. Burns Employment Agreement
The Company entered into an employment agreement (the “Burns Employment Agreement”) with Annette L. Burns in connection with her appointment as Executive Vice President and Chief Financial Officer of the Company and the Bank. The Burns Employment Agreement will terminate upon the earliest to occur of Burns’ death, “Disability” (as defined in the Burns Employment Agreement), discharge for “Cause” (as defined in the Burns Employment Agreement), resignation for “Good Reason” (as defined in the Burns Employment Agreement), resignation other than for “Good Reason”, termination “without Cause” (as defined in the Burns Employment Agreement), or January 1, 2026. On December 31, 2025 and on each December 31 thereafter, the term of the Burns Employment Agreement will automatically extend for one additional year unless either the Company or Burns provides notice of non-renewal at least ninety (90) days prior to the applicable renewal date.
Burns’ annual base salary will be $400,000 and will be subject to annual adjustments, but in no case will her salary be less than $400,000. In addition to an annual base salary, the Burns Employment Agreement provides that Burns will be eligible to be considered for a performance bonus commensurate with her title and salary grade in accordance with the compensation policies of the Company and provides for the ability to participate in stock benefit plans, employee benefit plans, and other fringe benefits applicable to executive personnel.
The Burns Employment Agreement also (i) sets forth Burns’ right to severance payments and/or benefits upon her termination of employment and (ii) contains customary non-competition and non-solicitation covenants that apply during the term and until the second anniversary of the expiration or termination of Burns’ employment.
Joseph R. Stagliano Employment Agreement
The Company entered into an employment agreement (the “Stagliano Employment Agreement”) with Joseph R. Stagliano in connection with his appointment as Senior Executive Vice President of the Company and President of the Bank. The Stagliano Employment Agreement will terminate upon the earliest to occur of Stagliano’s death, “Disability” (as defined in the Stagliano Employment Agreement), discharge for “Cause” (as defined in the Stagliano Employment Agreement), resignation for “Good Reason” (as defined in the Stagliano Employment Agreement), resignation other than for “Good Reason”, termination “without Cause” (as defined in the Stagliano Employment Agreement), or January 1, 2026. On December 31, 2025 and on each December 31 thereafter, the term of the Stagliano Employment Agreement will automatically extend for one additional year unless either the Company or Stagliano provides notice of non-renewal at least ninety (90) days prior to the applicable renewal date.
Stagliano’s annual base salary will be $530,000 and will be subject to annual adjustments, but in no case will his salary be less than $530,000. In addition to an annual base salary, the Stagliano Employment Agreement provides that Stagliano will be eligible to be considered for a performance bonus commensurate with his title and salary grade in accordance with the compensation policies of the Company and provides for the ability to participate in stock benefit plans, employee benefit plans, and other fringe benefits applicable to executive personnel.
The Stagliano Employment Agreement also (i) sets forth Stagliano’s right to severance payments and/or benefits upon his termination of employment and (ii) contains customary non-competition and non-solicitation covenants that apply during the term and until the second anniversary of the expiration or termination of Stagliano’s employment.
Other NEOs’ Employment Agreements
The Company maintains employment agreements with each of Mahoney and Wiles (the “Employment Agreements”). Each of these agreements will terminate upon the earliest to occur of the executive’s death, “Disability” (as defined in the Employment Agreements), discharge for “Cause” (as defined in the Employment Agreements), resignation for “Good Reason” (as defined in the Employment Agreements), resignation other than for “Good Reason”, termination “without Cause” (as defined in the Employment Agreements), or January 1, 2026. On December 31, 2025 and on each December 31 thereafter, the term of the Employment Agreements will automatically extend for one additional year unless either the Company or the executive provides notice of non-renewal at least ninety (90) days prior to the applicable renewal date.

52

Compensation Discussion and Analysis

The Employment Agreements provide for base salary, subject to annual adjustments, a performance bonus opportunity, the ability to participate in stock benefit plans, employee benefit plans and other fringe benefits applicable to executive personnel. Mahoney’s agreement includes, without limitation, use of a Company car and reimbursement of certain country club memberships.
All NEOs are also eligible to receive an annual contribution to their deferred compensation account in an amount determined by the Board in its sole discretion.
Upon termination of their respective agreements, all NEOs are each entitled to receive accrued and unpaid salary, accrued rights under NBT’s employee plans and arrangements, unpaid expense reimbursements, and the cash equivalent of accrued annual leave. If the executive’s employment is terminated by the Company other than for “Cause” (as defined in the Employment Agreements), or by the executive for “Good Reason” (as defined in the Employment Agreements) each unrelated to a change in control, then, upon execution of a separation agreement and release, each NEO will be entitled to receive a lump sum payment equal to the greater of (1) the base salary that would have been paid during the remaining unexpired term or (2) six months’ base salary.
Under the agreements, during the term of their employment, all NEOs may not disclose confidential information about the Company or its subsidiaries to any other person or entity. Each executive has also agreed that for a period of two years following the Termination Date (as defined in the Employment Agreements), they shall not become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, where such position entails providing services to such company in any city, town or county where the Company or NBT Bank or their affiliates has an office, where the executive’s position or service for such company is competitive with or similar to the executive’s position or service with the Company or NBT Bank. The executives’ incentive compensation is subject to recovery by the Company under certain circumstances as set forth under the Policies on Recovery of Awards section of this document.
Change in Control Provisions and Benefits
The Employment Agreements also provide for severance rights related to a change in control. The conditions for payment upon a change in control require both a change in control event and the executive’s termination “without cause” or for “good reason” (i.e. double trigger). The change in control provisions in the Employment Agreements provide generally that, if within 24 months following the date of a change in control of the Company or NBT Bank, as defined in the Employment Agreements, the NEO’s employment is terminated without cause or by the executive for good reason, then each of Kingsley, Burns and Stagliano will be entitled to receive an amount equal to 2.99 multiplied by the sum of their annualized salary for the calendar year in which the change in control of the Company occurred and the average bonus paid in the three prior calendar years. Mahoney and Wiles will be entitled to receive an amount equal to 2.0 multiplied by their annualized salary for the calendar year in which the change in control of the Company occurred. In addition, the double trigger change in control provisions under the Employment Agreements provide that an executive’s benefit under any SERP will become fully vested (but do not provide that additional service credits or increased compensation formulas will be utilized for purposes of calculating their severance amount).
The Employment Agreements do not provide for the right to receive a gross-up payment to compensate for the imposition of any excise taxes under Section 4999 of the Code. Furthermore, the employment agreements provide for a cutback of change in control benefits in circumstances where the executive would not be better off on a net after-tax basis by at least $100,000 for Kingsley, Burns, and Stagliano, and by at least $50,000 for Mahoney and Wiles, by being paid the full change in control benefit. In circumstances where the executive will be better off by at least $100,000 or $50,000 on a net after-tax basis by being paid the full change in control benefit owed, the executive will be responsible for the payment of all excise taxes.
The Employment Agreements provide that in the event the executive becomes entitled to severance payments that constitute deferred compensation in connection with a change in control, and if at that time the executive is a key employee with the Company for purposes of Section 409A of the Code, then the Company will defer commencement of the executive’s severance payments until six months after his or her employment with the Company ends.
Generally, these agreements provide that a change in control of the Company shall be deemed to have occurred if: (1) a person or entity acquires beneficial ownership of 30% or more of the combined voting power of the Company’s voting securities; (2) during any period of two consecutive years, individuals who at the beginning of such period

53

Compensation Discussion and Analysis

constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Company stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (3) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control of the Company; or (4) the stockholders of the Company approve the Company’s liquidation or dissolution.
Treatment of Equity Awards upon Certain Terminations and in Connection with a Change in Control
Restricted stock unit retention awards become 100% vested upon death, disability, retirement and termination without cause or by the executive for good reason. Performance-based restricted stock units become 100% vested in the event of death or disability prior to the end of the performance period at the discretion of the Compensation and Benefits Committee. If service terminates prior to the end of the performance period for retirement, termination without cause or by the executive for good reason, then the percentage of target shares will vest equal to the number of months of the performance period prior to termination of service divided by number of months in the performance period. Shares will be delivered within 90 days following the end of the performance period. Long-term incentive plan awards become 100% vested upon termination of service due to death or disability. If termination occurs for any other reason than specified previously, then unvested shares are forfeited.
In the event of a corporate transaction or change in control as defined in the equity award agreement, (1) all outstanding time-based restricted stock and time-based restricted stock units shall be deemed to have vested, and all shares of common stock and/or cash subject to such awards will be delivered, and (2) at the Board’s discretion restricted stock units will be terminated and cashed out or redeemed for securities of equivalent value. In the event of a corporate transaction or change in control as defined in the equity award agreement during the performance period of a performance-based restricted stock or restricted stock unit award, if less than half of the performance period has lapsed 100% of the target shares underlying award will vest as of immediately prior to the effective time of such corporate transaction, and if at least half of the performance period has lapsed then the number of the shares underlying award will vest equivalent to the obtainment of actual performance goals associated with such awards.
Compensation and Benefits Committee Interlocks and Insider Participation
The members of the Committee are: Timothy E. Delaney (Chair), J. David Brown, Heidi M. Hoeller, Matthew J. Salanger and Jack H. Webb. There are no interlocking relationships involving Committee members or NEOs of the Company that require disclosure in this Proxy Statement under the Exchange Act, or the rules promulgated by the SEC thereunder.
NBT Bank has made loans to members of the Committee. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to NBT Bank, and did not involve more than normal risk of collectability or present other unfavorable features.
Certain Relationships and Related Party Transactions
NBT Bank has made loans to directors and executive officers in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to NBT Bank, and did not involve more than normal risk of collectability or present other unfavorable features.
During the period from January 1, 2024 through December 31, 2024, NBT Insurance Agency, LLC received $1,905,570 in commissions from New York Central Mutual Fire Insurance Company, of which Director V. Daniel Robinson II is the Chairman of the Board.

54

Compensation Discussion and Analysis

Policies and Procedures Regarding Transactions with Related Persons
Pursuant to its Charter, the Audit Committee is responsible for reviewing potential conflict of interest situations. Pursuant to the Company’s Code of Business Conduct and Ethics, any transactions between the Company and a director, employee, or an immediate family member must adhere to the requirements set forth in Regulation O promulgated by the Board of Governors of the Federal Reserve System. The Company’s Loan Policy Manual covers Regulation O and states that no extension of credit or commitment to extend credit may be made to an insider unless it is made on substantially the same terms and conditions, including interest rates and collateral, as other comparable loans made to persons not affected by the policy and who are not employed by NBT Bank, and further, the loan may not involve more than normal risk of repayment. The policy also requires that loans made to insiders of more than $500,000 be pre-approved by the Board. A summary report of all insider loans outstanding and committed is also presented to the Board on a regular basis.
Compensation and Benefits Committee Report
The Compensation and Benefits Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.
Compensation and Benefits Committee of NBT Bancorp Inc.
Timothy E. Delaney (Chair)
J. David Brown
Heidi M. Hoeller
Matthew J. Salanger
Jack H. Webb

55

CEO Pay Ratio

CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee. The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
The Company identified the median employee using base salary, bonus, commissions and any long-term incentive stock awards granted in 2024. With the exception of the CEO, all employees of the Company and its subsidiaries who were employed as of December 31, 2024 were included (including subsidiary employees). Base salaries were annualized for employees who were not employed for the full year. After identifying the median employee, the Company calculated annual total compensation for such employee applying the same methodology used in the calculation of the Summary Compensation for our CEO and NEOs. This methodology was the same as was used in calculating the pay ratio for last year’s proxy statement.
Kingsley’s 2024 annual total compensation was $2,437,755 as reflected in the Summary Compensation Table included in this Proxy Statement. Due to having more than one non-concurrent CEO serving during the 2024 fiscal year, for purposes of CEO pay ratio, we elected to calculate the annual total compensation for our current CEO as of December 31, 2024, by annualizing his base salary as of December 31, 2024, while using the current stock awards and non-equity incentive plan compensation aligning with the Summary Compensation Table. Computing the CEO compensation under this method provides the closest accurate estimation to Kingsley’s compensation as CEO, had he been in the position for a full year, while also remaining conservative. The annual total compensation of our CEO using this methodology was $2,546,914. Our median employee’s annual total compensation for 2024 was $63,025. As a result, we estimate that Kingsley’s 2024 annual total compensation was approximately 40 times that of our median employee.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

56

Pay Versus Performance

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosures provide information about the relationship between executive “Compensation Actually Paid” and the Company’s performance on select financial metrics. For further information regarding our executive compensation programs and our pay-for-performance philosophy, please refer to “Compensation Discussion and Analysis”.
The following table sets forth the Compensation Actually Paid to the Company’s CEO and average Compensation Actually Paid to the Company’s other NEOs during 2020 through 2024, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “Compensation Actually Paid”, as defined under SEC rules. In addition, the table provides our cumulative Total Shareholder Return (“TSR”), the cumulative TSR of our peer group TSR (using the KBW Regional Banking index), Net Income and EPS, which is the “company selected measure” chosen for purposes of this disclosure.

Year	Summary Compensation Table Total for CEO		Compensation Actually Paid to CEO (1)		Average Summary Compensation Table Total for Other NEOs(2) ($)	Average Compensation Actually Paid to Other NEOs(3) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income(6) ($ thousands)	EPS(7) ($)
	Scott A. Kingsley ($)	John H. Watt, Jr. ($)	Scott A. Kingsley ($)	John H. Watt, Jr. ($)			TSR(4) ($)	Peer Group TSR(5) ($)
2024	2,437,755	2,692,986	2,817,810	2,235,087	1,105,750	1,280,970	138.05	130.96	140,641	2.97
2023	—	2,522,200	—	2,494,953	793,495	851,280	117.35	115.69	118,782	2.65
2022	—	3,114,914	—	3,616,618	1,105,432	1,201,906	117.46	116.15	151,995	3.52
2021	—	2,766,141	—	3,014,358	653,695	685,710	101.22	124.78	154,885	3.54
2020	—	2,412,229	—	2,249,251	815,023	703,054	81.87	91.32	104,388	2.37

(1)
The amounts shown above represent “Compensation Actually Paid” to Watt and Kingsley for each corresponding year which they served as CEO, in accordance with the requirements of Item 402(v) of Regulation S-K. For the years reported in the table Watt has been CEO from January 2020 to May 2024 and Kingsley has been CEO since May 2024. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Watt and Kingsley during the applicable year. The adjustments in the below table were made to Watt’s and Kingsley’s total compensation in the Summary Compensation Table for each year to determine the “Compensation Actually Paid” pursuant to Item 402(v) of Regulation S-K.

(2)
These amounts reflect the average total compensation reported for the Company’s NEOs as a group (excluding Watt and Kingsley) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Watt and Kingsley) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024 Burns, Stagliano, Mahoney and Wiles; (ii) for 2023 and 2022 Kingsley, Stagliano, Sparks and Mahoney; (iii) for 2021 Kingsley, Moran, Stagliano, Burns, Halliday and Wiles; and (iv) for 2020 Moran, Brenner, Stagliano and Scarlett.

(3)
The amounts shown above represent “Compensation Actually Paid” to the other NEOs for each corresponding year, in accordance with the requirements of Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the other NEOs during the applicable year. The adjustments in the below table were made to the other NEOs total compensation in the Summary Compensation Table for each year to determine the “Compensation Actually Paid” pursuant to Item 402(v) of Regulation S-K.

(4)
The amounts shown above represent the Company’s cumulative TSR on an assumed investment of $100 in shares of our common stock over the indicated measurement period. The cumulative TSR reported above was calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and the difference between our share price at the end and the beginning of the indicated measurement period by our share price at the beginning of the measurement period.

(5)	The peer group for purposes of this table is the KBW Regional Banking Index (“KRX”), which is the same peer group disclosed in the Company’s Annual Report on Form 10-K.
(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(7)	The dollar amounts reported represent the amount of diluted earnings per share reflected in the Company’s audited financial statements for the applicable year.

57

Pay Versus Performance

The following table reconciles the Summary Compensation Table to the Pay Versus Performance Table above for the CEO. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

	Scott A. Kingsley 2024 ($)	John H. Watt, Jr. 2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Compensation from Summary Compensation Table	2,437,755	2,692,986	2,522,200	3,114,914	2,766,141	2,412,229
Less Grant Date Fair Value of Stock Awards in Covered Year, as reported in the Summary Compensation Table	(628,585)	(718,354)	(685,744)	(718,779)	(725,136)	(652,239)
Add the Fair Value of Equity Awards Granted During the Covered Year determined as of the end of the Covered Year	911,161	933,405	892,414	854,897	719,074	744,286
Add Change in Fair Value of Equity Awards Granted in Prior Years that remain outstanding and unvested at the end of the Covered Year	86,202	250,390	(27,867)	250,000	277,295	(240,096)
Change in Fair Value for Equity Awards Granted in Prior Years that vested in the Covered Year	4,514	(32,051)	24,787	97,000	51,767	2,580
Less Aggregate Change in the Actuarial Pension Value of the Accumulated Benefit, as Reported in the Summary Compensation Table for the Covered Year	(157,092)	(1,216,039)	(585,612)	(255,176)	(317,897)	(282,164)
Add pension value attributable to Covered Year’s service and any change in pension value attributable to plan amendments made in the Covered Year	163,855	324,750	354,775	273,762	243,114	264,655
Compensation Actually Paid	2,817,810	2,235,087	2,494,953	3,616,618	3,014,358	2,249,251

58

Pay Versus Performance

The following table reconciles the Summary Compensation Table to the Pay Versus Performance Table above for the other NEOs. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Compensation from Summary Compensation Table	1,105,750	793,495	1,105,432	653,695	815,023
Less Grant Date Fair Value of Stock Awards in Covered Year, as reported in the Summary Compensation Table	(307,739)	(234,913)	(275,923)	(150,859)	(212,900)
Add the Fair Value of Equity Awards Granted During the Covered Year determined as of the end of the Covered Year	430,289	305,373	332,066	154,751	242,946
Add Change in Fair Value of Equity Awards Granted in Prior Years that remain outstanding and unvested at the end of the Covered Year	59,540	(6,906)	29,504	55,992	(139,690)
Change in Fair Value for Equity Awards Granted in Prior Years that vested in the Covered Year	(7,796)	(1,266)	9,779	27,030	1,880
Less the fair value of any equity awards granted in a Prior Year that were forfeited in the Covered Year determined as of the end of the Prior Year	—	—	—	(52,969)	—
Less Aggregate Change in the Actuarial Pension Value of the Accumulated Benefit, as Reported in the Summary Compensation Table for the Covered Year	(2,212)	(8,753)	(1,535)	(5,097)	(9,208)
Add pension value attributable to Covered Year’s service and any change in pension value attributable to plan amendments made in the Covered Year	3,138	4,250	2,583	3,167	5,003
Compensation Actually Paid	1,280,970	851,280	1,201,906	685,710	703,054

The graphs below illustrate the relationship between “Compensation Actually Paid” to our CEO as well as average actual compensation paid to our other NEOs over the indicated years to the Company’s TSR, net income and earnings per share. In addition, the first table below compares our cumulative TSR and peer group cumulative TSR for the indicated years.

Compensation Actually Paid vs. TSR Performance
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Compensation Actually Paid
$160
$120
$80
$40
$-
Total Shareholder Return ($100 Investment)
2020
2021
2022
2023
2024
Scott A. Kingsley CEO Pay
John H. Watt, Jr. CEO Pay
Average NEO Pay
NBT TSR
KRX TSR

59

Pay Versus Performance

As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, below is an unranked list of the most important financial measures used by the Committee to link executive compensation actually paid to each NEO to Company performance for the 2024 fiscal year:
•	Earnings per share
•	Return on average tangible common equity
•	Total shareholder return
•	Efficiency ratio
•	Net charge-offs to total loans
•	Year-over-year loan growth
•	Year-over-year deposit growth

60

Audit Committee Report

Audit Committee Report
Our Audit Committee is comprised of seven directors who are not officers or employees of NBT. Each of the members of the Audit Committee is an independent director as defined by the SEC rules and Rule 5605 of the Nasdaq Stock Market. The Audit Committee held four meetings during 2024. The meetings were designed to facilitate and encourage private communication between the Audit Committee, the Director of Internal Audit and our independent registered public accounting firm, KPMG LLP.
Our Audit Committee acts under a written charter adopted and approved by our Board, a copy of which is available on the Company’s website at www.nbtbancorp.com/bn/corporate-governance.html and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Company’s management has responsibility for establishing and maintaining adequate internal controls, preparing the financial statements and the public reporting process. KPMG LLP, the Company’s independent registered public accounting firm for 2024, is responsible for expressing opinions on these financial statements and on the Company’s internal controls over financial reporting based on their integrated audits performed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Committee reviews internal and external audits of the Company and the adequacy of the Company’s accounting, financial, and compliance controls, and selects the Company’s independent registered public accounting firm (subject to ratification by stockholder vote at the Annual Meeting).
The Audit Committee has performed the procedures specified in the charter regarding the preparation and review of our consolidated financial statements as of and for the year ended December 31, 2024. Among the procedures performed, the Audit Committee has:
•	Reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2024 with NBT management and KPMG LLP, our independent registered public accounting firm;
•	Discussed with KPMG LLP the matters required to be discussed by the applicable standards of the PCAOB and the SEC; and
•	Received the written disclosures and the letter from KPMG LLP required by relevant professional and regulatory standards and discussed with KPMG LLP its independence.
The Committee reviews its performance on an annual basis pursuant to its Committee Charter, as well as reviewing the performance of KPMG LLP as the Company’s independent registered public accounting firm.
On the basis of its review as specified in the charter and discussions referred to in this section of the Proxy Statement, the Audit Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Audit Committee of NBT Bancorp Inc.
Lowell A. Seifter (Chair)
Johanna R. Ames
J. David Brown
Heidi M. Hoeller, CPA
Andrew S. Kowalczyk, III
V. Daniel Robinson II
Matthew J. Salanger

61

PROPOSAL 2: Non-Binding Advisory Vote Regarding Compensation of the Named Executive Officers of the Company

PROPOSAL 2: Non-Binding Advisory Vote Regarding Compensation of the Named Executive Officers of the Company
Pursuant to Section 14A of the Exchange Act, the Company is providing its stockholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its NEOs as disclosed in this Proxy Statement. Based on the results of the non-binding stockholder advisory vote on the frequency of stockholder votes on executive compensation at the Annual Meeting on May 21, 2024, the Compensation Committee and the Board determined that stockholder advisory vote on the executive compensation will take place every year, until and unless our stockholders vote to hold such an advisory vote with a different frequency, at which time our Board will carefully consider the stockholder vote resulting from the proposal and continue to evaluate the options for how frequently we hold “say- on-pay” votes.
The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the compensation tables and the other related tables and narrative disclosure contained within this Proxy Statement. As discussed in those disclosures, the Board believes that the Company’s executive compensation philosophy, guidelines and programs provide a strong link between each NEO’s compensation and the Company’s short and long-term performance. The primary objectives of the Company’s executive compensation program are to attract and retain talented senior executives and to motivate senior executives by rewarding them for outstanding corporate and individual performance.
The Company is asking its stockholders to indicate their support for its NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of the Company’s NEOs. Accordingly, stockholders are being asked to vote “FOR” the following resolution:
“RESOLVED, that the stockholders of NBT Bancorp Inc. approve, on an advisory basis, the compensation of the NEOs, as described in the Compensation Discussion and Analysis, the summary compensation tables and the other related tables and narrative disclosure contained within the Company’s Proxy Statement for its 2025 Annual Meeting of stockholders.”
Your vote on this Proposal 2 is advisory, and therefore not binding on the Company, the Committee or the Board. The Board and the Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Company will consider its stockholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.
The affirmative vote of a majority of the outstanding shares of our common stock represented by proxy at the Annual Meeting is required to approve this Proposal 2. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.
The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the summary compensation table and the other related tables and narrative disclosure contained within this Proxy Statement.

62

PROPOSAL 3: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 3: Ratification of Appointment of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025, subject to the ratification by stockholder vote at the Annual Meeting. KPMG LLP has served as our independent registered public accounting firm since 1987. We expect representatives of KPMG LLP will be present at our Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection.
The affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve this Proposal 3. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 3.
The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.
Audit Fees and Non-Audit Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of NBT’s annual consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal years ended December 31, 2024 and 2023, and fees billed for other services provided by KPMG LLP. Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit Committee is required.

	2024	2023
Audit Fees (1)	$1,360,000	$1,393,000
Audit Related Fees (2)	121,000	77,350
All Other Fees (3)	75,000	—
Total Fees	$1,556,000	$1,470,350

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of NBT’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements including fees in 2023 related to the Salisbury acquisition. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NBT’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees for employee benefit plan audits.

(3)	All Other Fees consist of professional services rendered in connection with the Consent for the Form S-3, S-4 and S-8 registration statements.
Audit Committee Review
Our Audit Committee concluded that KPMG LLP’s provision of the non-audit services summarized in the preceding section is compatible with maintaining KPMG LLP’s independence.
Audit Committee Pre-Approval Requirements
The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by KPMG LLP. Annually, the Audit Committee will consider and approve the provision of audit and non-audit services by KPMG LLP that are not prohibited by law. In addition, the Audit Committee will, as necessary, consider and approve the provision of additional audit and non-audit services by KPMG LLP which are not encompassed by the Audit Committee’s annual pre-approval. All audit and non-audit services performed by KPMG LLP during fiscal year 2024 were pre-approved pursuant to the procedures outlined above, and none of the engagements pre-approved by the Committee during 2024 made use of the de minimis exception to pre-approval contained in the applicable rules of the SEC.

63

Other Matters

Other Matters
Stockholder Proposals for the 2026 Annual Meeting
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2026 Annual Meeting of stockholders must be received by the Company by December 5, 2025. Each proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement and form of proxy. SEC rules set forth standards as to what stockholder proposals corporations must include in a proxy statement for an Annual Meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2026.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
The Company’s Bylaws establish an advance notice procedure with regard to any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2026 Annual Meeting. Written notice of such stockholder proposal for the next Annual Meeting of our stockholders must be received by our President at our principal executive offices not later than January 16, 2026 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matter. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.
Important Notice Regarding Delivery of Stockholder Documents
Only one copy of this Proxy Statement and the Company’s 2024 Annual Report may be sent to an address shared by more than one stockholder. This practice, known as “householding,” is designed to reduce the Company’s printing and mailing costs. If any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company’s 2024 Annual Report, he or she may request a copy of the materials for this and/or future stockholder meetings by (1) visiting www.ProxyVote.com, (2) calling 1-800-579-1639 or (3) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line.
Other Matters
As of the date of this Proxy Statement, our Board knows of no matters that will be presented for consideration at our meeting other than as described in this Proxy Statement. If any other matters should properly come before our meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to those matters. The persons named as proxies intend to vote in accordance with the determination of the majority vote of our Board.

64

Appendix A: Non-GAAP Reconciliation

Appendix A: Non-GAAP Reconciliation
Non-GAAP Reconciliation
This Proxy on Form DEF 14A contains financial information determined by methods other than in accordance with GAAP. Where non-GAAP disclosures are used in this Proxy on Form DEF 14A, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.
Non-GAAP Reconciliation – Business Highlights and Executive Incentive Compensation Plan
The measures return on average tangible common equity and efficiency are measures not recognized under GAAP and therefore are considered non-GAAP financial measures. Return on average tangible common equity is a measure used by management as it calculates the return available to common stockholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The Company use net interest income on a fully taxable equivalent basis to calculate our efficiency ratio. This presentation is the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. The Company excluded notable items from the presentation of efficiency ratio. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our company’s reported results prepared in accordance with GAAP.
The following table provides the non-GAAP reconciliation.

Dollars in thousands	2024
Return on average tangible common equity:
Net income	$140,641
Amortization of intangible assets (net of tax)	6,332
Net income, excluding intangible amortization	$146,973
Average stockholders’ equity	$1,468,861
Less: average goodwill and other intangibles	399,989
Average tangible common equity	$1,068,872
Return on average tangible common equity	13.75%

Dollars in thousands	2024
Efficiency ratio:
Noninterest expense	$377,881
Acquisition expenses	(1,531)
Other nonrecurring expenses and other real estate owned	(428)
Amortization of intangible assets	(8,443)
Operating expense	$367,479
Net interest income	$400,122
FTE adjustment	2,574
FTE net interest income	$402,696
Noninterest income	176,824
Securities gains	(2,789)
Operating Revenue	$576,731
Efficiency Ratio	63.72%

A-i

NBT BANCORP

NBT BANCORP INC.
52 SOUTH BROAD STREET
NORWICH, NY 13815

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and receive electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66285-P24715 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NBT BANCORP INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

1. To elect eleven directors, each for a one-year term (Proposal 1).

Nominees:

		For	Against	Abstain
1a.	Martin A. Dietrich	☐	☐	☐
1b.	John H. Watt, Jr.	☐	☐	☐
1c.	Scott A. Kingsley	☐	☐	☐
1d.	Johanna R. Ames	☐	☐	☐
1e.	J. David Brown	☐	☐	☐
1f.	Richard J. Cantele, Jr.	☐	☐	☐
1g.	Timothy E. Delaney	☐	☐	☐
1h.	Heidi M. Hoeller	☐	☐	☐
1i.	Andrew S. Kowalczyk, III	☐	☐	☐
1j.	V. Daniel Robinson, II	☐	☐	☐
1k.	Matthew J. Salanger	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:

		For	Against	Abstain
2.	To approve, on a non-binding, advisory basis, the compensation of NBT Bancorp Inc.'s named executive officers ("Say on Pay") (Proposal 2).	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3:

		For	Against	Abstain
3.	To ratify the appointment of KPMG LLP as NBT Bancorp Inc.'s independent, registered public accounting firm for the year ending December 31, 2025 (Proposal 3).	☐	☐	☐

NOTE: The proxies are authorized to vote in accordance with the majority vote of NBT Bancorp Inc.'s Board of Directors upon such other business that may properly come before the meeting.

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or in other fiduciary capacity, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Annual Report are available at
www.proxyvote.com or www.nbtbancorp.com/bncp/proxy.html

V66286-P24715

NBT BANCORP INC.
Annual Meeting of Stockholders
May 20, 2025 10:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) M. Randolph Sparks, with full power of substitution, proxy to represent the undersigned stockholder(s) at the Annual Meeting of Stockholders of NBT Bancorp Inc. ("NBT") to be held virtually at www.virtualshareholdermeeting.com/NBTB2025, on May 20, 2025, at 10:00 a.m. Eastern Time, or at any adjournment or postponement of the meeting, with all power which the undersigned stockholder(s) would possess if personally present, and to vote all shares of NBT's common stock which the undersigned stockholder(s) may be entitled to vote at the meeting upon the following proposals described in the accompanying proxy statement, in accordance with the following instructions and, in accordance with the majority vote of NBT's Board of Directors, upon any other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is indicated, a properly executed proxy will be voted FOR the election of all director nominees listed in Proposal 1 and FOR Proposals 2 and 3. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

Continued, and signature required, on reverse side